                                                                   Exhibit 10.16


                             SAN DIEGO TECH CENTER

                         OFFICE BUILDING LEASE BETWEEN

                           SAN DIEGO TECH CENTER, LLC

                                      AND

                                  INFLOW INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
  1.  Definitions............................................................  3
      1.1 Location of Definitions............................................  3

  2.  Premises
      2.1  Premises/Building/Building Real Property Defined..................  3
      2.2  Building Common Area Defined......................................  3
      2.3  Project Defined...................................................  4
      2.4  Project Common Area and Project Real Property Defined.............  4
      2.5  Rentable Area Defined.............................................  4
      2.6  Building Rentable Area Defined....................................  4
      2.7  Project Rentable Area Defined.....................................  4
      2.8  Determination of Rentable Area....................................  4

  3.  Term...................................................................  4

  4.  Rent; Additional Charges...............................................  4
      4.1  Rent..............................................................  4
      4.2  Additional Charges................................................  5
      4.3  Manner of Payment.................................................  5
      4.4  Abatement Periods.................................................  5

  5.  Additional Charges for Expenses........................................  5
      5.1  Definitions.......................................................  5
      5.2  Special Allocations...............................................  8
      5.3  Payment of Tenant's Building Share and Tenant's Project Share
             of Building Expenses and Project Expenses.......................  8
      5.4  Partial Year Adjustments..........................................  9
      5.5  Tenant's Right to Audit Landlord's Records........................  9
      5.6  Objections to Statements..........................................  9

  6.  Security Deposit.......................................................  9
      6.1  Landlord's Obligations............................................ 10

  7.  Acceptance of Premises................................................. 10
      7.1  Construction of Tenant Improvements............................... 10
      7.2  Condition at Delivery............................................. 10

  8.  Common Areas........................................................... 11
      8.1  Right to Use Common Areas......................................... 11
      8.2  Alteration of Building or Project Common Areas.................... 11

  9.  Use.................................................................... 11
      9.1  Permitted Use..................................................... 11
      9.2  No Nuisance....................................................... 11
      9.3  Compliance with Laws.............................................. 11
      9.4  Hazardous Materials............................................... 11

 10.  Alterations and Tenant's Property...................................... 12
      10.1  Alterations Defined.............................................. 12
      10.2  Removal of Property.............................................. 13

 11.  Repairs and Other Work................................................. 13
      11.1  Tenant's Obligations............................................. 13
      11.2  Conditions Applicable to Repairs and Other Work.................. 13
      11.3  Landlord's Obligations........................................... 13

 12.  Liens.................................................................. 14

 13.  Subordination.......................................................... 14

 14.  Inability to Perform................................................... 14

 15.  Destruction............................................................ 14
      15.1  Repair........................................................... 14
      15.2  Tenant's Right to Terminate...................................... 15
      15.3  Landlord's Right to Terminate.................................... 15
      15.4  Extent of Repair Obligations..................................... 15
      15.5  Arbitration...................................................... 15
      15.6  Non-Application of Certain Statutes.............................. 15

 16.  Insurance.............................................................. 15
      16.1  Insurance on Tenant's Property................................... 15
      16.2  Tenant's Liability Insurance..................................... 16
      16.3  Form of Policies................................................. 16
      16.4  Compliance with Insurance Requirements........................... 16
      16.5  Landlord's Insurance............................................. 16

 17.  Eminent Domain......................................................... 16
      17.1  Effect of Taking................................................. 16
      17.2  Award............................................................ 17
      17.3  Abatement of Rent................................................ 17
      17.4  Temporary Taking................................................. 17

 18.  Assignment............................................................. 17
      18.1  Consent Required................................................. 17
      18.2  Notice........................................................... 17
      18.3  No Release....................................................... 17
      18.4  Cost of Processing Request....................................... 18
      18.5  Corporation or Partnership Transfers............................. 18
      18.6  Assumption of Obligations........................................ 18
      18.7  No Signs......................................................... 18
      18.8  Upon Termination................................................. 18

 19.  Utilities and Services................................................. 18
      19.1  Landlord to Furnish.............................................. 18
      19.2  Excess Usage..................................................... 19
      19.3  Interruption of Service.......................................... 19
      19.4  Security Systems and Programs.................................... 19
      19.5  No Liability..................................................... 19
      19.6  Communication Installation....................................... 19
      19.7  Riser Access..................................................... 20
      19.8  Generator Equipment.............................................. 20
      19.9  HVAC Equipment................................................... 20
      19.10 Other Equipment Installation..................................... 21
      19.11 Special Electrical Services...................................... 21
      19.12 Transmission and Operations Interference......................... 21
      19.13 Structural Alterations........................................... 21
      19.14 Equipment and Floor Loads........................................ 22
      19.15 Co-location / Interconnection.................................... 22

 20.  Default................................................................ 22
      20.1  Events Constituting Default...................................... 22
      20.2  Remedies......................................................... 22
      20.3  Remedies Cumulative.............................................. 23
      20.4  Recovery Against Landlord........................................ 23
      20.5  Events of Default by Landlord.................................... 23

 21.  Insolvency or Bankruptcy............................................... 24

 22.  Fees and Expenses; Indemnity: Payment.................................. 24
      22.1  Landlord's Right to Remedy Defaults.............................. 24
      22.2  Indemnity........................................................ 24
      22.3  Assumption of Risk............................................... 25
      22.4  Payment of Sums Due.............................................. 25
      22.5  Interest On Past Due Obligations; Service Charge................. 25

 23.  Access to Premises..................................................... 25
      23.1  Landlord's Right to Enter........................................ 25
      23.2  Means of Entry................................................... 25

 24.  Notices................................................................ 25

 25.  No Waiver.............................................................. 26

 26.  Tenant's Certificates.................................................. 26

 27.  Rules and Regulations.................................................. 26

 28.  Tenant's Taxes......................................................... 26

 29.  Corporate Authority.................................................... 26

 30.  Miscellaneous.......................................................... 26
      30.1  Asbestos Disclosure.............................................. 26
      30.2  Financial Statements............................................. 27

      30.3  References                                                        27
      30.4  Successors and Assigns                                            27
      30.5  Severability                                                      27
      30.6  Construction                                                      27
      30.7  Integration                                                       27
      30.8  Surrender                                                         27
      30.9  Quiet Enjoyment                                                   28
      30.10  Holding Over                                                     28
      30.11  Time of Essence                                                  28
      30.12  Broker's Commissions                                             28
      30.13  No Merger                                                        28
      30.14  Consents                                                         28
      30.15  Survival                                                         28
      30.16  Amendments                                                       28
      30.17  Attorneys' Fees                                                  28
      30.18  Arbitration of Disputes                                          28
      30.19  Relocation of Tenant                                             29
      30.20  Business Days                                                    29

 31. Design and Construction Process                                          29
      31.1  Tenant's Design Development Documents                             29
      31.2  Tenant's Construction Documents                                   30
      31.3  Applicable Law; Budgetary Constraints                             30
      31.4  Requirements of Tenant's Documents                                30
      31.5  Contractors/Bidding Procedures                                    30
      31.6  Construction                                                      30
      31.7  Disbursement of T.I. Allowance                                    30
      31.8  Access/Landlord's Approval                                        30
      31.9  Construction                                                      31

 32.  Extension Option                                                        31
      32.1  Tenant Option                                                     31
      32.2  Extension Rent                                                    31
      32.3  Rent Notice by Landlord                                           31
      32.4  Fair Market Value Rent                                            31
      32.5  Effect of Default                                                 31

 33.  Right of First Offer Space                                              32

 34.  Signage                                                                 32

 35.  Landlord's Warranties and Representations                               32

 36.  Access                                                                  33

 37.  Confidentiality                                                         33

EXHIBIT A  Floor Plan
EXHIBIT B  Site Plan
EXHIBIT C  Rules and Regulations
EXHIBIT D  Generator Equipment
EXHIBIT E  First Offer Space

                   BASIC LEASE TERMS OF OFFICE BUILDING LEASE
                                    BETWEEN
                           SAN DIEGO TECH CENTER, LLC
                                      AND
                                  INFLOW, INC.

         The following Basic Lease Terms constitute a general summary of the San Diego Tech Center Office Building Lease to which they are attached. This summary is for convenience only; the terms and provisions of the Lease attached hereto are controlling.

     1.  Landlord:                    San Diego Tech Center, LLC, a Delaware
                                      limited liability company.

     2.  Tenant:                      Inflow, Inc., a Delaware corporation.

     3.  Premises:                    Approximately 20,180 rentable square feet
                                      in the building located at 9645 Scranton
                                      Road, San Diego, California 92121,
                                      commonly known as Suite 100 of Building 2 of the San Diego Tech Center.

     4.  Lease Term:                  One hundred twenty-three (123) months,
                                      with two five (5) year options to extend subject to the terms of Article 32.

     5.  Commencement Date:           October 1,1999.

     6.  Rent:

         (a)  Rent:        $1.40 per rentable square foot per month, subject to
                           annual increases pursuant to the terms of Section 4.1

         (b)  Abatement of Rent:
                           Provided Tenant is not in default under the Lease, pursuant to the terms of Section 4.4, Rent will be fully abated from the Commencement Date through December 31, 1999, will be abated as to 10,180 rentable square feet of the Premises from January 1, 2000 through June 30, 2000, and will be abated as to 2,180 rentable square feet of the Premises from July 1, 2000 through December 31, 2000.

         (c)  Additional Charges:
                           Tenant's Share of Building Expenses = 13.04%. Tenant's Share of Project Expenses = 3.17%.
                           (See Section 5.3 for provisions regarding Additional Charges.)

    7.   Security Deposit: Thirty-Six Thousand Three Hundred Twenty-Four Dollars
                           ($36,324).

    8.   Permitted Use:    General office purposes, computer and data center,
                           and co-location and telecommunication services.

    9.   T.I. Allowance:   Four Hundred Three Thousand Six Hundred Dollars
                           ($403,600) (i.e., $20 per rentable square foot of the Premises), subject to the provisions of Articles 7 and 31.

    10.  Insurance:        Tenant to obtain insurance as described in Article 16
                           of the Lease.

    11.  Address for Payments and Notices to Landlord:

                           c/o SENTRE Partners, Inc.
                           9605 Scranton Road, Suite 102
                           San Diego, California 92121.

    12.  Address for Notices to Tenant:

                           Inflow, Inc.
                           9645 Scranton Road, Suite 100
                           San Diego, California 92121
                           Attn:  General Manager
                           with a copy to:
                           Inflow, Inc.
                           1860 Lincoln, Suite 305
                           Denver, CO 80295
                           Attn: Legal Department.

13.  Broker(s):            Node Coin, Inc.

14.  Parking:              One (1) unreserved parking space per three hundred
                           (300) rentable square feet of the Premises, subject to the terms of the Rules and Regulations attached hereto as Exhibit "C".

                             SAN DIEGO TECH CENTER
                         OFFICE BUILDING LEASE BETWEEN
                          SAN DIEGO TECH CENTER, LLC
                               AND INFLOW, INC.


     THIS LEASE, dated as of September 10, 1999, for purposes of reference only, is made and entered into by and between SAN DIEGO TECH CENTER, LLC, a Delaware limited liability company ("Landlord"), and INFLOW, INC., a Delaware corporation ("Tenant").

     Landlord and Tenant hereby covenant and agree as follows:

     1. Definitions.
        -----------

        1.1 Location of Definitions. For convenience of reference only, the
            -----------------------
following terms are defined in the Section indicated:

        (a)     AAA - 30.18(a)
        (b)     Additional Charges - 4.2
        (c)     Alterations - 10.1
        (d)     Asbestos Reports - 30.1
        (e)     Assignment - 18.1
        (f)     Building - 2.1
        (g)     Buildings - 2.3
        (h)     Building Common Area(s) - 2.2
        (i)     Building Expenses - 5.1(c)
        (j)     Building Real Property - 2.1
        (k)     Building Rentable Area - 2.6
        (l)     Business Day - 30.20
        (m)     Commencement Date - 3
        (n)     Damaged Property - 15.1
        (o)     Expiration Date - 3
        (p)     Extension Term - 32.1
        (q)     First Offer Space - 33
        (r)     Hazardous Material - 9.4
        (s)     Landlord's Agents - 9.4
        (t)     Landlord's Expense Statement - 5.3
        (u)     Partial Year - 5.4
        (v)     Premises - 2.1
        (w)     Project - 2.3
        (x)     Project Common Area(s) - 2.4
        (y)     Project Expenses - 5.1(d)
        (z)     Project Real Property - 2.4
        (aa)    Project Rentable Area - 2.7
        (bb)    Real Estate Taxes - 5.1(a)
        (cc)    Related Entities - 22.2
        (dd)    Rent - 4.1
        (ee)    Rentable Area - 2.5
        (ff)    Security Deposit - 6
        (gg)    Sublease - 18.1
        (hh)    Substitute Premises - 30.19
        (ii)    T.I. Allowance - 7.1
        (jj)    Tenant Improvements - 7.1
        (kk)    Tenant Owned Property - 10.2
        (II)    Tenant's Agents - 22.2
        (mm)    Tenant's Building Share - 5.1(e)
        (nn)    Tenant's Project Share - 5.1(f)
        (00)    Term - 3
        (pp)    The worth at the time of award - 20.2(f)

     2. Premises.
        --------

        2.1 Premises/Building/Building Real Property Defined. Subject to the
            ------------------------------------------------
terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those premises (the "Premises") consisting of the area shown on the floor plan(s) attached hereto as Exhibit "A" located in the building located at 9645 Scranton Road, San Diego, California 92121, commonly known as Building 2 of the San Diego Tech Center (the "Building"). The Building and the real property upon which the Building is located, together with the utilities, facilities, drives, walkways and other amenities directly appurtenant to and servicing the Building are herein sometimes collectively called the "Building Real Property". The exact boundary of the Premises shall be as constructed, and shall extend to the unfinished surface of all floors and the underside of the structural concrete slab forming the ceiling of the Premises. Landlord shall have the right at Landlord's sole discretion to lease portions of the Building for retail and other uses from time to time, and Landlord makes no representations or warranties as to the character or nature of any of the tenancies in the Building. Landlord shall have the exclusive right to determine the nature, location, and mix of tenants of the Building and of the Project and all matters relating to the operation thereof, subject to the terms and conditions of this Lease and provided that the Project shall at all times be used, maintained and operated consistent with a professional business environment.

        2.2 Building Common Area Defined. The terms "Building Common Area" and
            ----------------------------
"Building Common Areas" shall mean spaces, facilities, and installations such as toilets, janitor, telephone, electrical, and mechanical rooms and closets, trash facilities, stairs, public lobbies, corridors and other circulation areas, wherever located in the Building. Building Common Areas shall also include all other areas of the Building not leased or intended by Landlord to be leased to tenants, as may be designated by Landlord from time to time.

        2.3 Project Defined. The Building is part of a real estate project
            ---------------
commonly known as the San Diego Tech Center (the "Project"). For purposes of this Lease, the Project shall be deemed to consist of the Building, Buildings 1, 3, 3D, 4, 5, 5A, 5B and 5C, a free-standing restaurant, a free-standing athletic club, an aerobic center, a racquetball court, two tennis courts, two volleyball courts, walking/running paths, landscape, sidewalks and adjacent parking areas and all appurtenances to the foregoing, all as shown on the site plan attached hereto as Exhibit "B". The Building and Buildings 1, 3, 3D, 4, 5, 5A, 5B and 5C (including common areas within said Buildings) are sometimes herein collectively called the "Buildings").

        2.4 Project Common Area and Project Real Property Defined. The term
            -----------------------------------------------------
"Project Common Area" and "Project Common Areas" shall mean all portions of the Project other than (i) the Buildings (but including the aerobic center and racquetball court if they are located in any of the Buildings), and (ii) the Building Common Areas. The real property upon which the Project Common Areas are located, together with the utilities, facilities, drives, walkways and other amenities appurtenant to or servicing the Project Common Areas, are herein sometimes collectively called the "Project Real Property." Tenant acknowledges and agrees that Landlord, in its sole discretion, may relocate, eliminate, alter or otherwise make such decisions with respect to the various components of Project Common Areas as Landlord in good faith deems appropriate, provided that to do so would not have a materially adverse affect on Tenant's rights under the Lease or on Tenant's business operations.

        2.5 Rentable Area Defined. For purposes of this Lease, the "Rentable
            ---------------------
Area" of the Premises shall be 20,180 rentable square feet; provided, however, that Landlord makes no representations or warranties as to the exact square footage in the Premises.

        2.6 Building Rentable Area Defined. For purposes of this Lease, the
            ------------------------------
"Building Rentable Area" shall be 154,773 rentable square feet, consisting of rentable square feet in the Building; provided, however, that Landlord makes no representations or warranties as to the exact square footage in the Building.

        2.7 Project Rentable Area Defined. For purposes of this Lease, the
            -----------------------------
"Project Rentable Area" shall be 635,984 square feet, consisting of rentable square feet contained in the Buildings; provided, however, that Landlord makes no representations or warranties as to the exact square footage in the Project.

        2.8 Determination of Rentable Area. Rentable Area for the Premises has
            ------------------------------
been calculated pursuant to the BOMA's Standard Method of Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996. Tenant's architect shall have the right to verify the calculation of the rentable area for the Premises within thirty (30) days after the Commencement Date, after which thirty (30) day period the rentable area of the Premises as set forth herein shall be deemed to be mutually agreed upon by the parties and shall be conclusive and binding upon them. Rentable Area for the Building and the Project has been or will be calculated in a manner consistent with all other leases in the Project.

     3. Term. The term (the "Term") of this Lease shall commence on October 1,
        ----
1999 (the "Commencement Date"), and shall expire on December 31, 2010 (the "Expiration Date"), unless sooner terminated pursuant to the terms of this Lease or extended pursuant to Article 32 below. Prior to the Commencement Date for the Premises, Landlord will allow Tenant access to the Premises in order to install tenant improvements, fixtures, furnishings and equipment and to otherwise prepare the Premises for Tenant's occupancy; provided that such early entry will be subject to all the terms and provisions of this Lease as though the Commencement Date had occurred, except for the payment of Rent and Additional Charges which commence as set forth in this Lease.

     4. Rent; Additional Charges.
        ------------------------

        4.1 Rent. Tenant shall pay to Landlord during the initial Term $1.40 per
            ----
month per rentable square foot of the Premises; provided, however, that if Tenant is not in default under the Lease, Tenant's obligation to pay Rent will be abated as provided in Section 4.4 below. The Rent for the Premises shall be increased by three percent (3%) on January 1, 2003 and by three percent (3%) every one (1) year anniversary thereafter, on a cumulative basis. Rent shall be payable by Tenant monthly beginning on the Commencement Date and thereafter in advance on or before the first day of each calendar month of the Term. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the Rent for such fractional month shall be prorated upon a daily basis based upon a thirty (30) day calendar month, and based upon the rate for the immediately following or preceding month. The rent payable for the first full calendar month of the Term shall be payable upon execution of this Lease by Tenant.

        4.2 Additional Charges. Commencing on the Commencement Date, subject to
            ------------------
abatement pursuant to Section 4.4 below, Tenant shall pay to Landlord in equal monthly installments on or before the first day of each month, in advance and at the place where the Rent is payable, all charges, fees and expenses and other amounts whatsoever as provided in or due under this Lease ("Additional Charges"), including without limitation all amounts due pursuant to the provisions of Article 5 and the Exhibits hereto, in accordance with Section 5.3 below or any other Section of this Lease applicable to the particular Additional Charges. Landlord shall have the same remedies for Tenant's failure to pay any item of Additional Charges when due as for failure to pay any installment of Rent when due. For purposes of determining Landlord's remedies in the event of Tenant's default and calculating amounts due thereunder, Additional Charges shall be deemed to be Rent. Tenant shall be responsible for payment of any applicable Additional Charges throughout the Term, except as provided in Section
4.4 below.

        4.3 Manner of Payment. All payments of Rent and Additional Charges shall
            -----------------
be made without prior demand and without offset, deduction or counterclaim, in lawful money of the United States of America. Such payments shall be made at the address for Landlord specified herein or at such other place as Landlord shall designate from time to time.

        4.4 Abatement Periods. Notwithstanding anything to the contrary
            -----------------
contained herein, and provided Tenant is not in default under the terms of this Lease, the Rent, Tenant's Building Share of Building Expenses, and Tenant's Project Share of Project Expenses shall be abated as follows:

        (a) Rent will be abated as to the entire Premises (the "First Abatement Space") during the period commencing on the Commencement Date and extending through December 31, 1999 (the "First Abatement Period").

        (b) On January 1, 2000, Tenant shall begin paying Rent, Tenant's Building Share of Building Expenses, and Tenant's Project Share of Project Expenses for 10,000 rentable square feet of the Premises in accordance with the terms of this Lease, and Rent will be abated for a portion of the Premises consisting of approximately 10,180 rentable square feet (the "Second Abatement Space") during the period commencing on January 1, 2000 and extending through June 30, 2000 (the "Second Abatement Period").

        (c) On July 1, 2000, Tenant shall begin paying Rent, Tenant's Building Share of Building Expenses, and Tenant's Project Share of Project Expenses for 18,000 rentable square feet of the Premises in accordance with the terms of this Lease, and Rent will be abated for a portion of the Premises consisting of approximately 2,180 rentable square feet (the "Third Abatement Space") during the period commencing on July 1, 2000 and extending through December 31, 2000 (the "Third Abatement Period").

On January 1, 2001, Tenant shall begin paying Rent, Tenant's Building Share of Building Expenses, and Tenant's Project Share of Project Expenses for the entire Premises. All other terms and provisions of this Lease shall apply to the First Abatement Space, Second Abatement Space and Third Abatement Space during the First Abatement Period, Second Abatement Period and Third Abatement Period and thereafter, including without limitation, Tenant's payment of those utilities and services required to be paid directly by Tenant and Tenant's reimbursement for electrical service as set forth in this Lease.

     5. Additional Charges for Expenses.
        -------------------------------

        5.1 Definitions. For purposes of this Article 5, the following terms
            -----------
shall have the following meanings:

        (a) "Real Estate Taxes" shall mean all general real property taxes and general and special assessments, transit charges or fees, fees or assessments, housing fund assessments, payments in lieu of taxes, and any tax, fee or excise levied or assessed (whether at the date of this Lease or thereafter) (i) on the Building Real Property or Project Real Property, any portion thereof or Landlord's interest therein, or Landlord's personal property used in the operation of the Building or the Project Common Areas, (ii) on the use or occupancy of the Building Real Property or the Project Real Property or any portion thereof, including any tax or levy made against Rent, Additional Charges, or gross receipts from the Building or the Project Common Areas, (iii) in connection with the business of renting space in the Building or the Project Common Areas, or (iv) as a result of the transfer of any interest in the Building Real Property or Project Real Property or any portion thereof or interest therein, that are now or hereafter levied or assessed by the United States of America, the State of California, or any political subdivision, public corporation, district or other political or public entity. Real Estate Taxes shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, in whole or in part, any other Real Estate Taxes. Real Estate Taxes shall not include income, franchise, inheritance or capital stock taxes, unless, resulting from a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, in whole or in part, any other tax, assessment or charge that would otherwise constitute a Real Estate Tax. Real Estate Taxes shall not include those amounts payable by Tenant pursuant to Article 28, or similar amounts attributable to other tenants of the Building. Real Estate Taxes for any period in which the Building is not one hundred percent (100%) occupied and assessed on that basis shall be adjusted according to Landlord's reasonable estimate to reflect the Real Estate Taxes which would be payable if the Building were one hundred percent (100%) occupied and assessed on that basis.

        (b) Notwithstanding anything to the contrary contained herein, Real Estate Taxes shall not include income tax, excess profits or revenue tax, excise
                   ---
tax, inheritance tax, gift tax, gains tax, franchise tax, transfer tax (as opposed to increases in Real Estate Taxes resulting from a transfer of any interest in the Building Real Property or Project Real Property), corporation tax, capital levy, estate, succession or other similar tax or charge that may be payable by or chargeable to Landlord under any present or future laws.

        (c) "Building Expenses" shall mean the costs and expenses directly and reasonably paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Building, including without, limitation, (i) Real Estate Taxes related to the Building Real Property, (ii) the cost of heating, ventilation, air conditioning, steam, electricity, gas, domestic water, sewer services, mechanical, elevator and other systems and all other utilities, and the cost of supplies and equipment and maintenance and service contracts in connection therewith, (iii) the cost of repairs, replacements, general maintenance and cleaning, including the cost of janitorial and other service agreements and trash removal, (iv) the cost of such fire, extended coverage, boiler, sprinkler, apparatus, public liability, property damage, rent, earthquake and other insurance as Landlord is required to carry under this Lease or reasonably deems it appropriate to carry or is required to carry by any mortgagee under any mortgage against the Building Real Property or any portion thereof or interest therein with respect to the Building or any of Landlord's or a property manager's personal property used primarily in the operation of the Building, (v) the cost of any capital improvements made to the Building after the date of this Lease as a labor-saving measure or to effect other economies in the operation or maintenance of the Building but only to the extent such improvements result in a reduction of Building Expenses (amortized over such reasonable period as Landlord shall determine), or made to the Building after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building at the date of this Lease (amortized over the useful life of the improvement), together with interest on the unamortized balance(s) at the rate often percent (10%) per annum or such higher market rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, (vi) costs of maintenance, repair and replacement of the roof of the Building (amortized over the useful life of the roof), (vii) all supplies, materials, equipment and tools to the extent used in the management, operation and maintenance of the Building, including any rental fees, (viii) all costs and fees for licenses, inspections or permits that Landlord may be required to obtain with respect to the Building,
(ix) exterior and interior landscaping for the Building, and (x) any other reasonable expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Building. Expenses for any period in which the Building is not one hundred percent (100%) occupied shall be adjusted according to Landlord's reasonable estimate to reflect the Building Expenses which would be payable if the Building were one hundred percent (100%) occupied. Building Expenses shall not include any of the following: (a) legal fees, brokerage commissions, advertising costs or other related expenses incurred in connection with the marketing or leasing of the Building; (b) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Building or Building Common Areas; (c) costs incurred in connection with damage or repairs which are covered under any insurance policy carried by Landlord (or would have been covered had Landlord carried the insurance required to be carried by Landlord under this Lease) in connection with the Building or Building Common Areas; (d) costs associated with damage or repairs to the Building or Building Common Areas necessitated by the gross negligence or willful misconduct of Landlord or Landlord's agents; (e) executive salaries or salaries of service personnel to the extent that such salaries are payable in connection with services other than in connection with the management, operation, repair or maintenance of the Building or Building Common Areas; (f) the cost of off-site service personnel to the extent that such personnel are not engaged in the management, operation, repair or maintenance of the Building or Building Common Areas; (g) Landlord's general overhead and administrative expenses; (h) payments of principal or interest on, points or other fees, charges and expenses related to any mortgage or other encumbrance; (i) legal fees, accountant fees, and expenses incurred in connection with disputes with tenants or occupants of the Building or associated with the enforcement of any leases or defense of Landlord's title to or interest in the Building or any part thereof, including, without limitation, bad debts arising from any tenant default; (j) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering space for other tenants or other occupants or of vacant space in the Building; (k) costs incurred due to a violation by Landlord or any other tenant in the Building of the terms and conditions of any lease, including without limitation the Lease, or of any legal requirement; (l) services or installations furnished to any tenant in the Building which are not furnished to Tenant or quantities of such services furnished to any tenant in the Building which are also furnished to Tenant but are furnished to other tenants in an amount materially in excess of that which would represent a fair proportion of such services; (m) the cost of any service provided to Tenant or other occupants of the Building for which Landlord is entitled to be reimbursed; (n) capital expenses other than as provided above;
(o) depreciation, amortization and other non-cash items; (p) ground rents; (q) costs and expenses of remediation and clean-up of Hazardous Materials that, prior to the Commencement Date, fell within the definition of "Hazardous Material" set forth in Section 9.4 below; (r) costs of goods and services customarily provided by property managers of buildings in the Sorrento Valley / Sorrento Mesa area of San Diego that are similar to the Building and which property managers are charging a fee similar to the management fee being charged as part of Building Expenses, if the Landlord charges a management fee as part of Building Expenses; (s) costs incurred for repairs or other items to the extent Landlord is reimbursed by insurance proceeds or any third party; (t) costs for new acquisitions of sculptures, paintings or other objects of art; and (u) the costs of any goods or services obtained from any affiliated or other related party of Landlord or of any of its managers or members, to the extent such costs exceed the amount that would be paid in an arm's-length purchase from an unaffiliated or unrelated party. Landlord shall not collect in excess of one hundred percent (100%) of all Building Expenses. No item of Building Expenses shall be included more than once.

        (d) "Project Expenses" shall mean the costs and expenses directly and reasonably paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Project Common Areas, including, without limitation (i) Real Estate Taxes related to the Project Real Property,
(ii) the cost of heating, ventilation, air conditioning, steam, electricity, gas, domestic water, sewer services, mechanical, elevator and other systems and all other utilities, and the costs of supplies and equipment and maintenance and service contracts in connection therewith, (iii) the cost of repairs, replacements, general maintenance and cleaning, including the cost of janitorial and other service agreements and trash removal, (iv) the cost of such fire, extended coverage, boiler, sprinkler, apparatus, public liability, property damage, rent, earthquake and other insurance as Landlord reasonably deems it appropriate to carry or is required to carry by any mortgagee under any mortgage against the Project Common Areas or any portion thereof or interest therein with respect to the Project Common Areas or any of Landlord's or a property manager's personal property used in the operation of the Project Common Areas, (v) wages, salaries and other labor costs of all on-site employees, and all off-site employees to the extent engaged in the operation, management, maintenance and security of the Project, including taxes, insurance, retirement, medical and other employee benefits, but excluding leasing commission, (vi) fees, charges and other costs, including property management fees, consulting fees, attorneys' fees and accounting fees of all independent contractors engaged by Landlord, and all such fees reasonably charged by Landlord if Landlord performs management services in connection with the Project, provided, however, that management fees and costs shall not unreasonably exceed market rates customary for projects in the Sorrento Valley / Sorrento Mesa area of San Diego that are comparable to the Project, (vii) the cost of supplying, replacing and cleaning employee uniforms,
(viii) the fair market rental value of Landlord's or the property manager's offices in the Project (which shall be of reasonable size), to the extent utilized for the management or operation of the Project, (ix) the costs of any capital improvements made to the Project Common Areas after the date of this Lease as a labor-saving measure or to effect other economies in the operation or maintenance of the Project Common Areas but only to the extent such improvements result in a reduction of Project Expenses (amortized over such reasonable period as Landlord shall determine), or made to the Project Common Areas after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Project Common Areas at the date of this Lease (amortized over the useful life of the improvement), together with interest on the unamortized balance(s) at the rate of ten percent (10%) per annum or such higher market rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, (x) costs of maintenance repair and replacement of the roof of any portion of the Project Common Areas (amortized over the useful life of the roof), (xi) all supplies, materials, equipment and tools to the extent used in the management, operation and maintenance of the Project Common Areas, including any rental fees, (xii) all costs and fees for licenses, inspections or permits that Landlord may be required to obtain in connection with the Project Common Areas, (xiii) expenses incurred for the maintenance of art work, streetscaping and similar enhancements of the Project which in Landlord's judgment, exercised in a commercially reasonable manner, will benefit the Project, and (xiv) any other reasonable expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Project Common Areas. Expenses for any period in which the Project is not 100% occupied shall be adjusted according to Landlord's reasonable estimate to reflect the Project Expenses which would be payable if the Project were 100% occupied. Project Expenses shall not include any of the following: (a) legal fees, brokerage commissions, advertising costs or other related expenses in connection with the marketing or leasing of the Project; (b) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Project of Project Common Areas; (c) costs incurred in connection with damage or repairs which are covered under any insurance policy carried by Landlord (or would have been covered had Landlord carried the insurance required to be carried by Landlord under this Lease) in connection with the Project or Project Common Areas; (d) costs associated with damage or repairs to the Project or the Project Common Areas necessitated by the gross negligence or willful misconduct of Landlord or Landlord's agents; (3) executive salaries or salaries of service personnel to the extent that such salaries are payable in connection with services other than in connection with the management, operation, repair or maintenance of the Project or Project Common Areas; (f) the cost of off-site service personnel to the extent that such personnel are not engaged in the management, operation, repair or maintenance of the Project or Project Common Areas; (g) Landlord's general overhead and administrative expenses; (h) payments of principal or interest on, points or other fees, charges and expenses related to any mortgage or other encumbrance; (i) legal fees, accountant fees and expenses incurred in disputes with tenants or occupants of the Project or associated with the enforcement of any leases or defense of Landlord's title to or interest in the Project or any part thereof, including, without limitation, bad debts arising from any tenant default; (j) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering space for tenants or other occupants or of vacant space in the Project; (k) costs incurred due to a violation by Landlord or any other tenant in the Project of the terms and conditions of any lease, including without limitation the Lease, or of any legal requirement; (l) services or installations furnished to any tenant in the Project which are not furnished to Tenant or quantities of such services furnished to any tenant in the Project which are also furnished to Tenant but are furnished to other tenants in an amount materially in excess of that which would represent a fair proportion of such services; (m) the cost of any service provided to Tenant or other occupants of the Project for which Landlord is entitled to be reimbursed; (n) capital expenses other than as provided above;
(o) depreciation, amortization and other non-cash items; (p) ground rents; (q) costs and expenses of remediation and clean-up of Hazardous Materials that, prior to the Commencement Date, fell within the definition of "Hazardous Material" set forth in Section 9.4 below; (r) costs of goods and services customarily provided by property managers of projects in the Sorrento Valley / Sorrento Mesa area of San Diego that are similar to the Project and which property managers are charging a fee similar to the management fee being charged as part of Project Expenses, if the Landlord charges a management fee as part of Project Expenses; (s) costs incurred for repairs or other items to the extent Landlord is reimbursed by insurance proceeds or any third party; (t) costs for new acquisitions of sculptures, paintings or other objects of art; and (u) the costs of any goods or services obtained from any affiliated or other related party of Landlord or of any of its managers or members, to the extent such costs exceed the amount that would be paid in an arm's-length purchase from an unaffiliated or unrelated party. Landlord shall not collect in excess of one hundred percent (100%) of all Project Expenses. No item of Project Expenses shall be included more than once.

        (e) Subject to adjustment prior to January 1, 2001 based on the terms of
Section 4.4, "Tenant's Building Share" shall mean 13.04% (calculated by dividing the Rentable Area of the Premises (20,180) by the Building Rentable Area (154,773)). Tenant's Building Share of Building Expenses shall normally be computed by multiplying such percentage by Building Expenses, but shall be subject to adjustment as a result of special allocations made pursuant to
Section 5.2 and the provisions of Section 5.3. If the Rentable Area of the Premises is changed for any reason, Tenant's Building Share shall be modified by multiplying the percentage specified in this Paragraph (e) by a fraction, the numerator of which shall be the rentable area of the Premises after such change and the denominator of which shall be the rentable area of the Premises immediately before such change. If the rentable area of the Building is changed as a result of any cause not within Landlord's reasonable control (for instance, as a result of a reduction in area due to reconstruction following fire or the exercise or threatened exercise of the right of eminent domain), then Tenant's Building Share shall be recalculated by dividing the rentable area of the Premises after such occurrence by the rentable area of the entire Building after such occurrence.

        (f) Subject to adjustment prior to January 1,2001 based on the terms of
Section 4.4, "Tenant's Project Share" shall mean 3.17% (calculated by dividing Rentable Area in the Premises (20,180) by the Project Rentable Area (635,984)). Tenant's Project Share of Project Expenses shall normally be computed by multiplying such percentage by Project Expenses, but shall be subject to adjustment as a result of special allocations made pursuant to Section 5.2 and the provisions of Section 5.3. If the rentable area of the Premises is changed for any reason, Tenant's Project Share shall be modified by multiplying the percentage specified in this Paragraph (f) by a fraction, the numerator of which shall be the rentable area of the Premises after such change and the denominator of which shall be the rentable area of the Premises immediately before such change. If the rentable area of the Project is changed as a result of any cause not within Landlord's reasonable control (for instance, as a result of a reduction in area due to reconstruction following fire or the exercise or threatened exercise of the right of eminent domain), then Tenant's Project Share shall be recalculated by dividing the rentable area of the Premises after such occurrence by the rentable area of the entire Project after such occurrence.

        5.2 Special Allocations. Building Expenses and Project Expenses which
            -------------------
are, in Landlord's reasonable discretion, exercised in good faith, properly chargeable solely to a single tenant or to a group of tenants shall be so allocated. Landlord shall endeavor to make all such allocations fairly. Any amount so allocated to Tenant shall be paid by Tenant as Additional Charges, provided that if Tenant disputes such allocation the same shall be resolved by arbitration pursuant to the terms of this Lease.

        5.3 Payment of Tenant's Building Share and Tenant's Project Share of
            ----------------------------------------------------------------
Building Expenses and Project Expenses. Commencing on the Commencement Date for
--------------------------------------
the Premises, subject to abatement pursuant to Section 4.4 above, Tenant shall pay to Landlord as Additional Charges one twelfth (1/12th) of Tenant's Building Share of Building Expenses and one twelfth (1/12th) of Tenant's Project Share of Project Expenses, respectively on or before the first day of each month of the Term, in advance, in an amount reasonably estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right to revise such estimate at anytime. Within one hundred twenty (120) days after the end of each calendar year, Landlord shall furnish Tenant with a statement ("Landlord's Expense Statement"), certified as true and correct by an accounting or auditing officer of Landlord or a property manager, setting forth in reasonable detail the actual amount of Building Expenses and Project Expenses for such year, and Tenant's Building Share of Building Expenses and Tenant's Project Share of Project Expenses, respectively. If the actual amount of Tenant's Building Share or Tenant's Project Share of Building Expenses or Project Expenses, respectively, due for such year differs from the estimated amount of Tenant's Building Share or Tenant's Project Share of Building Expenses or Project Expenses, respectively, paid by Tenant for such year, the difference shall be paid by Tenant within thirty (30) days after the receipt of Landlord's Expense Statement, or refunded in cash to Tenant within thirty (30) days after determination thereof, as the case may be; provided, however, that in no event shall Building Expenses or Project Expenses actually payable for a given calendar year be less than zero.

        5.4 Partial Year Adjustments. For the purpose of calculating Tenant's
            ------------------------
Building Share of Building Expenses and Tenant's Project Share of Project Expenses, respectively, for the period between the Expiration Date or date of early termination and the immediately preceding January 1 (each such period being a "Partial Year"), Building Expenses and Project Expenses for the calendar year in which the Partial Year occurs shall be reduced by multiplying such amounts by a fraction, the numerator of which is the number of days in the applicable Partial Year and the denominator of which is three hundred and sixty-five (365), and such reduced amounts shall be the amounts payable during such Partial Year, and monthly payments of Tenant's Building Share of estimated Building Expenses and of Tenant's Project Share of Project Expenses shall be based on the number of months in the applicable Partial Year.

        5.5 Tenant's Right to Audit Landlord's Records. Within thirty (30) days
            ------------------------------------------
after Tenant's request, but not more than once per year, Landlord shall provide Tenant with copies of Landlord's records relating to Building Expenses and Project Expenses; provided, however, that Tenant shall reimburse Landlord for the reasonable cost thereof except as otherwise provided herein. In the event of any dispute or uncertainty as to said amounts Tenant shall be entitled to review legible copies of all of Landlord's tax bills, invoices, files and records with respect to the disputed items at the place where such materials are normally maintained, but not more often than once per year. If, after its inspection and review, Tenant has a good faith belief that it has reason to dispute the amount of such Additional Charges, Tenant shall be entitled to retain a national, independent certified public accountant to audit such materials. If Landlord desires to contest such audit results, Landlord may do so by requesting arbitration of the dispute as set forth below within fifteen (15) days of receipt of the results of the audit, and the arbitration shall be final and binding upon Landlord and Tenant. If it is determined from the audit, or the arbitration if applicable, that Tenant was overcharged by more than five percent (5%) of the correct amount payable, such overcharge shall entitle Tenant to credit against its next payment of Additional Charges the amount of the overcharge and the costs associated with the audit, and the arbitration if applicable (and, if such credit occurs following the expiration of the Term, Landlord shall promptly pay the amount of such credit to Tenant). If the audit, or arbitration if applicable, determines that the Tenant was overcharged less than five percent (5%) of the correct amount payable, such overcharge shall entitle Tenant to credit against its next payment of Additional Charges the amount of the overcharge (or, if such determination occurs following the expiration of the Term and any Extension Term, then Landlord shall promptly pay the amount of the overcharge directly to Tenant) and Tenant shall pay for all costs associated with the audit, and the arbitration if applicable. If the audit, or arbitration if applicable, determines that Tenant was charged the correct amount, Tenant shall pay for all costs associated with the audit, and the arbitration if applicable. If the audit, or arbitration if applicable, determines that Tenant was undercharged, Tenant shall promptly pay the amount of such undercharge to Landlord and Tenant shall pay for all costs associated with the audit, and the arbitration if applicable.

        Within fifteen (15) days of Landlord's request for arbitration, Landlord and Tenant shall each appoint one arbitrator who shall be a real estate professional (including, without limitation, real estate lawyers and brokers (who may specialize in either landlord or tenant representation, or both)) who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the San Diego, California area, exclusive of any broker from any brokerage firm currently representing (or who had previously represented within the preceding three (3) year period) either party, or any affiliate thereof. The two arbitrators so appointed shall within fifteen (15) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria as set forth above. The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a determination of Tenant's Share of Building Expenses and Project Expenses. The decision of the majority of the three arbitrators shall be final and binding upon Landlord and Tenant.

        5.6 Objections to Statements. Tenant acknowledges that Landlord's
            ------------------------
ability to budget and incur expenses depends on the finality of Landlord's Expense Statements and agrees that Tenant shall have one hundred twenty (120) days following receipt of such Statements within which to raise any objection to the calculations contained therein. Failure of Tenant to object within such one hundred twenty (120) day period shall be deemed a waiver of any such objection, absent fraud or manifest errors. Tenant shall continue to make all payments required hereunder pending resolution of any such objection. No delay by Landlord in providing any Statement shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Building Expenses or Project Expenses.

     6. Security Deposit. This Lease shall be of no effect unless and until
        ----------------
Tenant deposits with Landlord Thirty-Six Thousand Three Hundred Twenty-Four Dollars ($36,324) in immediately available funds (the "Security Deposit") as security for the full performance of Tenant's obligations under this Lease. Upon default by Tenant with respect to the payment of any item of Rent or Additional Charges or any other obligation contained herein, and following ten (10) days prior written notice to Tenant of its intent to do so, Landlord may use or retain all or any portion of the Security Deposit for the payment of any Rent or Additional Charges or other such sum in default or for the payment of any amount Landlord may spend or may become obligated to spend by reason of Tenant's default. In the event any portion of the Security Deposit is applied or used, Tenant shall, within ten (10) days after written notice thereof, deposit an additional amount with Landlord sufficient to restore the Security Deposit to its original amount as specified in this Section and Tenant's failure to do so shall constitute a material breach of this Lease. If Tenant is not in default under this Lease at the termination hereof, Landlord shall return the Security

Deposit to Tenant within thirty (30) days after such termination, minus any amounts required to restore the Premises to good condition and repair, including damage resulting from the removal by Tenant of its trade fixtures or equipment.

        6.1 Landlord's Obligations. Landlord's obligation with respect to any
            ----------------------
Security Deposit is that of a debtor and not as a trustee, consequently such sums may be commingled with rental receipts or dissipated and no interest shall accrue thereon. In the event of the sale of the real property of which the Premises constitute a part, Landlord or its agent shall transfer to Landlord's successor in interest the sums held as Security Deposit and notify Tenant in writing of such transfer and the name and address of Landlord's successor in interest. Upon such written notification, Tenant shall have no further claim against Landlord with respect to the Security Deposit, provided that Landlord's successor in interest specifically assumes or by operation of law is deemed to have assumed Landlord's obligations regarding the Security Deposit.

     7. Acceptance of Premises:
        ----------------------

        7.1 Construction of Tenant Improvements. Tenant shall construct but
            -----------------------------------
Landlord will own (and to the extent set forth in this Section 7.1 will pay for) certain improvements (the "Tenant Improvements") in the Premises. The Tenant Improvements for the Premises shall be designed and completed in accordance with this Article 7 and Article 31 below, the cost to Landlord of which shall not exceed Four Hundred Three Thousand Six Hundred Dollars ($403,600) (i.e., $20 per rentable square foot of the Premises) ("T.I. Allowance"). As part of the Tenant Improvements, Tenant shall use the T.I. Allowance to pay for twenty-five percent (25%) of the costs of the initial upgrade by Landlord of the Building's electrical power system, such that the Premises will be served with 1400 amps of 277/480V 3 phase power in accordance with Section 19.1 below, however, in no case shall such amount paid by Tenant exceed Fifty-five Thousand Dollars ($55,000). Any costs to construct the Tenant Improvements (including any demolition of current improvements) in excess of the T.I. Allowance shall be paid for by Tenant. The Tenant Improvements shall consist of all interior demolition and improvements constructed in the Premises which are not part of the Building's structure or shell and shall include by way of illustration, floor coverings, interior partitions, doors, ceilings, lighting fixtures, wall coverings, electrical and telephone outlets. The Tenant Improvements shall be constructed in accordance with plans and specifications prepared by Tenant's architect and approved by both Landlord and Tenant pursuant to Article 31 of this Lease. Except as otherwise provided herein, the T.I. Allowance shall be available towards the costs of the actual, incurred costs of the Tenant Improvements, including the cost of all labor and materials for the construction and installation of the Tenant Improvements; the cost of demolition work; the cost of all permits, licenses, and fees; all amounts paid to Tenant's contractors under and pursuant to contracts for the construction and installation of the Tenant Improvements; all architectural, engineering, space planning, and other consultant's fees; all amounts paid for mechanical drawings, plans, specifications, shop drawings, designs, and layouts; and reasonable incidental costs related to the foregoing. The foregoing notwithstanding, Landlord shall cause to be constructed, at Landlord's cost, a demising wall for the Premises as shown on Exhibit A attached hereto (the "Demising Wall"), on or before October 15, 1999. Tenant acknowledges that Landlord has already provided, at Landlord's cost, a primary lobby and entry door for the Premises.

        7.2 Condition at Delivery. Landlord will cause all Building systems to
            ---------------------
be in good working order and condition, and the roof of the Building to be in good condition, at the time the Premises are delivered to Tenant. Except as aforesaid, Tenant shall receive the Premises broom clean in their "as is" condition as of the date of this Lease without any demolition or other work having been done and subject to reasonable wear and tear arising from any current tenant's or occupant's occupancy and moving out of the Premises. Tenant agrees to accept possession of the Premises in such condition, and Tenant shall notify Landlord of any defects in the condition of the Premises within thirty
(30) days after Tenant takes possession of the Premises. By so accepting the Premises and thereafter occupying the Premises for such thirty (30) days without notifying Landlord of any defects, Tenant shall be deemed to have accepted the same and to have acknowledged that the Premises fully comply with Landlord's obligations under this Section. Notwithstanding the foregoing, the Demising Wall to be constructed by Landlord pursuant to Section 7.1 above shall be constructed in a good and workmanlike manner and without unreasonably interfering with any construction of the Tenant Improvements, and if Tenant does not notify Landlord of any defects of the Demising Wall within thirty (30) days after Landlord's construction of the Demising Wall is completed, then Tenant shall be deemed to have accepted the Demising Wall and to have acknowledged that the Demising Wall fully complies with Landlord's obligations in regard thereto. Landlord makes no representation or warranty as to the nature, quality, or suitability for Tenant's business of the Tenant Improvements, the Project, the Building, or the Premises, and Tenant shall have no rights against Landlord by reason of such matters or any claimed deficiencies therein. Notwithstanding any contrary provisions in this Lease, (a) Tenant shall be responsible for causing all alterations, additions and improvements in or to the Premises (including without limitation the Tenant Improvements) to comply with all laws, codes and ordinances (including without limitation The Americans With Disabilities Act) (collectively "Laws"), and for making any modifications to the Premises required under any Law as a result of any change in use by Tenant or any change in Laws; and (b) Landlord shall be responsible for causing the Project to comply with all Laws as they exist and are interpreted prior to the Commencement Date, however any costs incurred in connection with any Laws enacted on or after the Commencement Date, or as a result of any new or different interpretations of Laws as they currently exist, shall be costs which will constitute Building Expenses or Project Expenses under this Lease.

     8. Common Areas.
        ------------

        8.1 Right to Use Common Areas. Tenant and Tenant's Agents shall have the
            -------------------------
right to use the Building Common Areas and Project Common Areas in common with other persons, subject to Landlord's reasonable rules and regulations and the provisions of this Lease.

        8.2 Alteration of Building or Project Common Areas. Landlord hereby
            ----------------------------------------------
reserves the right, at any time and from time to time, without liability to Tenant of any kind whatsoever (including without limitation liability for loss of business or profits), to make alterations or additions to the Building, the Building Common Areas or the Project Common Areas; to change, add to, eliminate or reduce the extent, size, shape, number or configuration of any aspect of the Building, the Building Common Areas or the Project Common Areas or their operations; to close to the general public all or any portion of the Building, the Building Common Areas or the Project Common Areas, to the extent and for the period necessary to avoid any dedication to the public, to effect any repairs or further construction, or in case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's reasonable opinion; to change the arrangement, character, use or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, landscaping, toilets, mechanical, plumbing, electrical or other operating systems or any other portions of the Building, the Building Common Areas or the Project Common Areas, to change common area to rental space and rental space to common area; to utilize portions of the common area for entertainment, displays, product shows, the leasing of temporary or permanent kiosks or other such uses as, in Landlord's judgment, tend to attract the public; and to change the name, number or designation by which the Building is commonly known. Except as otherwise provided in this Lease, Landlord shall have the exclusive rights to the airspace above and around, and the subsurface below, the Premises and other portions of the Building. Except as otherwise provided in this Lease, Landlord shall have the exclusive right to use all exterior walls, roofs and other portions of the Building, including common areas for signs, notices, and other promotional purposes. Landlord shall, to the extent reasonably possible under the circumstances, provide Tenant with advance notice of any such alterations which Landlord reasonably anticipates will impair Tenant's use of the Premises, and shall perform any such alterations in a manner so as to cause as little interference with Tenant's use of the Premises as is reasonably possible; provided, however, that Landlord shall not be obligated to perform work during other than normal business hours, unless doing so is reasonably possible and Tenant so requests and Tenant agrees to pay all additional costs of doing so. Tenant waives all rights to consequential damages (including without limitation damages for lost profits and lost opportunities) arising in connection with Landlord's exercise of its right under this Section, except to the extent arising from the gross negligence or willful misconduct of Landlord or Landlord's agents in connection therewith. Nothing in this Section 8.2 shall permit Landlord to do any of the following, except in emergency situations: (a) to alter the Premises or the mechanical, plumbing, electrical, HVAC or other operating systems installed by or for Tenant for the operation of its business in the Premises without Tenant's consent; (b) to prevent access to the Premises by Tenant and Tenant's customers and vendors as provided in this Lease; (c) to alter in a way that materially adversely affects, or eliminates, any of the Building Common Areas and Project Common Areas reasonably necessary for the use and enjoyment of the Premises in accordance with this Lease (such as utility facilities, parking areas, drives, walkways, electrical and telephone closets, risers and other areas used for utilities and other building systems); or (d) to permit any activity reasonably inconsistent with a first class office park or that otherwise would unreasonably interfere with Tenant's use and enjoyment of the Premises or the conduct of Tenant's business as provided in this Lease.

     9. Use.
        ---

        9.1 Permitted Use. The Premises shall be used only for general office
            -------------
purposes, computer and data center, and co-location and telecommunication services. Tenant shall be responsible for compliance with all zoning laws and ordinances and Tenant acknowledges that neither Landlord nor its agents has made any representations or warranties with respect thereto. Landlord shall not apply for or consent to any change in the zoning for the Building or the Project which will make the conduct of all or any portion of Tenant's business unlawful.

        9.2 No Nuisance. Tenant shall not allow, suffer or permit the Premises
            -----------
or any use thereof to constitute a nuisance or unreasonably interfere with the safety, comfort or enjoyment of the Project by Landlord or any other occupants of the Project or their customers, invitees or any others lawfully in, upon or about the Project or its environs.

        9.3 Compliance with Laws. Tenant, at Tenant's expense, shall comply with
            --------------------
and cause all of Tenant's Agents to comply with all applicable laws, ordinances, rules and regulations of governmental authorities applicable to the Premises and the use and occupancy thereof, and Tenant shall not violate any applicable laws, ordinances, rules and regulations of governmental authorities applicable to the remainder of the Project or the use or occupancy thereof.

        9.4 Hazardous Materials. Tenant shall not cause or suffer or permit any
            -------------------
Hazardous Materials to be brought upon, kept, used, discharged, deposited or leaked in or about the Premises or any other portion of the Project by Tenant or any of Tenant's Agents or by anyone in the Premises (other than Landlord or Landlord's contractors, subcontractors, agents, servants or employees (collectively, "Landlord's Agents")), except to the extent such Hazardous Materials are customarily kept or used by typical office tenants and in connection with data center uses and are kept, used and disposed of in strict compliance with all laws, ordinances and regulations relating to Hazardous Materials. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of any Hazardous Material on the Premises or any other portion of the Project caused or suffered or permitted by Tenant or any of Tenant's Agents or by anyone in the Premises (other than Landlord or Landlord's Agents) results in contamination of the Premises or any other portion of the Project, or if contamination of the Premises or any other portion of the Project by any Hazardous Material otherwise occurs for which Tenant is legally liable, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, expenses and losses (including without limitation diminution in value of the Project, damages for the loss of restriction on use of leasable space or of any amenity of the Building or the Project, damages arising from any adverse impact on marketing of space and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term of this Lease as a result of such contamination. This indemnification shall include, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of any Hazardous Material present in the soil or groundwater on or under the Premises or any other portion of the Project. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises or any other portion of the Project caused or suffered or permitted by Tenant or any of Tenant's Agents or by anyone in the Premises (other than Landlord or Landlord's Agents) results in any contamination of the Premises or any other portion of the Project, Tenant shall, at its sole cost and expense, promptly take all actions necessary to return the Premises and all other portions of the Project affected to the condition existing prior to the introduction of any such Hazardous Material to the Premises or other portions of the Project, provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld if such actions would not potentially have any material adverse effect on the Premises or any other portion of the Project. Nothing in this Section 9.4 shall impose any obligation or liability upon Tenant whatsoever with respect to Hazardous Materials except to the extent introduced to the Project or any part thereof by Tenant, any of Tenant's Agents or any of Tenant's customers, vendors or other invitees.

         "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to
Section 25140, of the California Health and Safety Code (Hazardous Waste Control
Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code (Underground Storage of Hazardous Substances), (v) listed under Article 9, or defined as hazardous or extremely hazardous pursuant to Article 11, of Title 22 of the California Code of Regulations, Division 4, Chapter 30, (vi) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (vii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903), (viii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601), (ix) petroleum or (x) asbestos or asbestos-containing materials.

         Landlord shall protect, defend, indemnify, and hold Tenant, its agents and employees harmless from and against any and all losses, liabilities, injuries, costs, expenses, claims of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees) which at any time or from time to time may be paid, incurred, or suffered by or asserted against Tenant, with respect to the presence in the Premises of any Hazardous Material but only to the extent such Hazardous Material was installed or deposited in the Building by Landlord, or any agent, employee, or contractor of Landlord.

         Landlord shall not cause or permit any Hazardous Materials to be brought upon, kept, used, discharged, deposited or leaked in or about the Premises or the Building by Landlord or Landlord's Agents, except to the extent such Hazardous Materials are customarily kept or used in the operation and maintenance of buildings similar to the Building and are kept, used and disposed of in strict compliance with all laws, ordinances and regulations relating to Hazardous Materials. Landlord shall indemnify, defend and hold Tenant harmless from any and all claims, judgments, damages, penalties, fines costs, liabilities, expenses and losses (including without limitation damages for the loss of or restriction on use of the Premises or of any amenity or of the Building or the Project, and sums paid in settlement of claims, attorney's fees, consultant fees and expert fees) which arise during or after the Term of this Lease as a result of (i) any Hazardous Materials introduced on, under or within the Premises or the Project by Landlord or any of Landlord's Agents, or (ii) the violation of any laws, rules or regulations or the provisions of this Lease related to Hazardous Materials by Landlord or any of Landlord's Agents.

     10. Alterations and Tenant's Property.
         ---------------------------------

         10.1 Alterations Defined. Tenant shall not make or suffer or allow to
              -------------------
be made any alterations, additions or improvements in or to the Premises (herein collectively called "Alterations") without first obtaining Landlord's written consent based on detailed plans and specifications submitted by Tenant (where reasonably necessary). Landlord's consent may be withheld in Landlord's sole discretion if Alterations may affect any portions of the Project containing asbestos or may affect the structure or life safety systems of the Building; otherwise Landlord's consent shall not be unreasonably withheld.

           10.2 Removal of Property. All Alterations shall become the property
                -------------------
of Landlord, and shall be surrendered to Landlord, upon the expiration or earlier termination of this Lease; provided, however, that this provision shall not apply to movable equipment, trade fixtures, personal property or furniture owned by Tenant ("Tenant Owned Property"), including the Generator Equipment, the HVAC Equipment and the Other Equipment (which terms are defined in Article
19). At Landlord's sole election, any or all Alterations made by or on behalf of Tenant shall be removed from the Premises at Tenant's sole cost and expense at the expiration or sooner termination of this Lease (provided that, if Landlord's consent was required for any Alteration, such removal shall be required only if Landlord expressly conditioned its consent upon the requirement that Tenant remove such Alteration upon expiration or earlier termination of this Lease), and the Premises shall be restored, at Tenant's sole cost and expense, to their condition before the making of such Alterations. Notwithstanding the foregoing, Tenant shall have the right to elect not to remove conduit, cabling, piping, electrical conductors or standard office equipment. Tenant shall repair at its sole cost and expenses all damage caused to the Premises or the Building by removal of any Alterations or Tenant Owned Property. Any Tenant Owned Property not removed from the Premises before the expiration or earlier termination this Lease shall, at Landlord's option, become the property of Landlord, or Landlord may remove them and Tenant shall pay to Landlord the cost of removal. Tenant waives and releases its rights under Section 1019 of the California Civil Code, or any similar law now or hereafter in effect, to the extent inconsistent with the provisions of this Lease.

     11.   Repairs and Other Work.
           ----------------------

           11.1 Tenant's Obligations. Tenant shall at all times maintain the
                --------------------
Premises (including without limitation, to the extent located in the Premises or installed by Tenant, utility systems, all signs, metal work, doors, and windows, except as is otherwise provided in this Lease) in good, clean and sanitary condition and, at Tenant's cost and expense, shall make all repairs and replacements as and when necessary to preserve the Premises in good working order and condition. Notwithstanding the foregoing, if any portion of the plumbing (including condenser water lines), mechanical, electrical, HVAC, life safety or structural systems of the Premises (other than the portions of any such systems installed by Tenant to the extent that other tenants and the Project are not affected) requires maintenance or repair which Tenant is otherwise obligated to perform under this Lease, Landlord shall have the option to repair and maintain such portion on Tenant's behalf. If Landlord performs any work on Tenant's behalf pursuant to this Section, Tenant shall pay the reasonable costs of such work upon completion. Landlord shall not be liable for, and there shall be no abatement of Rent or Additional Charges with respect to, any injury to or interference with Tenant's business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Building, including the Premises, or in or to the fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its rights under Sections 1941, 1941.1 and 1942 of the California Civil Code or under any similar law now or hereafter in effect, except to the extent expressly provided herein. Tenant specifically waives all rights to consequential damages (including without limitation damages for lost profits and lost opportunities) arising in connection with any repairs, maintenance, alteration or improvement in or to any portion of the Building, except to the extent arising from the gross negligence or willful misconduct of Landlord or Landlord's Agents. Notwithstanding the foregoing provisions of this Section 11.1, the Landlord shall, to the extent reasonably possible under the circumstances, provide Tenant with advance notice of any such activities, and shall perform such activities in a manner so as to cause as little interference with Tenant's use of the Premises or the conduct of its business as reasonably possible; provided, however, that Landlord shall not be obligated to perform work during other than normal business hours, unless doing so is reasonable possible, Tenant so requests and Tenant agrees to pay any additional cost of doing so.

           11.2 Conditions Applicable to Repairs and Other Work. All repairs,
                -----------------------------------------------
replacements, and reconstruction (including without limitation all Alterations) made by or on behalf of Tenant or any of Tenant's Agents (as defined below) shall be made and performed (a) at Tenant's cost and expense and at such time and in such manner as Landlord may reasonably designate, (b) by contractors or mechanics reasonably approved by Landlord, (c) at least equal in quality of materials and workmanship to the original work or installation, (d) in accordance with such reasonable requirements as Landlord may impose with respect to insurance and bonds to be obtained by Tenant in connection with the proposed work, (e) in accordance with the Rules and Regulations for the Building adopted by Landlord from time to time and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises,
(f) so as not to interfere with the use and enjoyment of the Building by Landlord, other tenants of the Building or any other persons, and (g) in compliance with such other requirements as Landlord may reasonably impose (including without limitation a requirement that Tenant furnish Landlord with as-built drawings upon completion of the work).

           11.3 Landlord's Obligations. Landlord shall at all times maintain the
                ----------------------
Building Common Areas and Project Common Areas in good, clean and sanitary condition and shall make all repairs and replacements as and when necessary to preserve the Building Common Areas and Project Common Areas in good working order and condition, and Tenant shall not be responsible for any costs of causing the Project to comply with Laws (defined in Section 7.2 above) as they exist and are interpreted prior to the Commencement Date.

     12.   Liens.
           -----

           12.1 Tenant shall keep the Premises and the Building Real Property free from any liens arising out of any (a) work performed or material furnished to or for the Premises between the time Tenant has been provided access to the Premises and the time Tenant surrenders possession of the Premises (at or after expiration or earlier termination of the Lease), or (b) obligations incurred by or for Tenant or any of Tenants' Agents before or during the Term of this Lease. In the event that Tenant shall not, within fifteen (15) days following notice of the imposition of any such lien, cause the same to be released of record by payment or posting of a bond reasonably satisfactory to Landlord in form and substance, Landlord shall have, in addition to all other remedies provided herein and by law, the right (but not the obligation) to cause the lien to be released by such means as Landlord shall reasonably deem proper, including payment of the claim giving rise to such lien. All such sums reasonably paid by Landlord and all expenses incurred by it in connection therewith shall be considered Additional Charges and shall be payable by Tenant within thirty (30) days after demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or that Landlord shall deem proper for the protection of Landlord, the Premises, the Building Real Property and any other party having an interest therein, from mechanics', materialmen's and other liens. In addition to all other requirements contained in this Lease, Tenant shall give to Landlord at least ten (10) Business Days prior written notice of commencement of any construction on the Premises.

     13.   Subordination.
           -------------

           13.1 Tenant agrees that this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Building Real Property or any portion thereof, (b) the lien of any mortgage or other security instrument (and any advances thereunder) that may now exist or hereafter be executed in any amount for which the Building Real Property or any portion thereof, any ground leases or underlying leases, or Landlord's interest or estate therein is specified as security; and (c) all modifications, renewals, supplements, consolidations and replacements thereof. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated to this Lease any such ground leases, underlying leases or liens, provided that so long as Tenant is not in default under this Lease, Tenant's right of possession to the Premises and Tenant's other rights arising out of this Lease shall not be disturbed. If any ground lease or underlying lease terminates for any reason or any mortgage or other security instrument is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, within ten (10) calendar days after demand by Landlord and in the form reasonably requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases, underlying leases, mortgages, or other security instruments. Landlord shall use commercially reasonable efforts to provide Tenant with a subordination, non-disturbance and attornment agreement in a form reasonably acceptable to Landlord, Tenant and Landlord's lender.

     14.   Inability to Perform.
           --------------------

           14.1 Except to the extent expressly provided herein, if, by reason of acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or any other cause or event beyond Landlord's reasonable control, Landlord is (i) unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of Article 19, any other Article of this Lease, or any collateral instrument, (ii) unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, required to be performed or made under this Lease or under any collateral instrument, or (iii) unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease or any collateral instrument, no such inability or delay shall (a) constitute an actual or constructive eviction, in whole or in part, (b) entitle Tenant to any abatement or diminution of Rent or Additional Charges, (c) relieve Tenant from any of its obligations under this Lease, or (d) impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant or by reason of injury to or interruption of Tenant's business, or otherwise. Tenant hereby waives and releases its right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law, statue or ordinance now or hereafter in effect, except to the extent expressly provided herein.

           14.2 Except to the extent expressly provided herein, to the extent that acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or any other cause or event beyond Tenant's reasonable control, cause Tenant to be unable to fulfill or to be delayed in fulfilling any of Tenant's obligations under this Lease other than the payment of Rent or any Additional Charge, no such inability or delay shall (a) relieve Landlord from any of its obligations under this Lease, or (b) impose any liability upon Tenant or its agents.

     15.   Destruction.
           -----------

           15.1 Repair. If any portion of the Building is damaged by fire, earthquake, flood or other casualty (the "Damaged Property") to the extent that such portion is rendered unusable by Tenant or renders a portion of the Premises unusable and the Damaged Property can, in Landlord's reasonable opinion, be repaired within one hundred twenty (120) days after the date of damage (under a normal construction schedule not requiring the payment of overtime or premium), Landlord shall proceed immediately to make such repairs in accordance with Section 15.4 below (unless this Lease is terminated pursuant to this Article 15). Landlord's opinion shall be delivered to Tenant within thirty
(30) days after the date of the damage. Landlord shall consider and include as part of its evaluation, the period of time necessary to obtain the required approvals of the mortgagee and insurer and governmental entities, to order and obtain materials, and to engage contractors. Notwithstanding anything to the contrary herein, the total destruction of the Building shall automatically terminate this Lease as of the date of destruction.

           15.2 Tenant's Right to Terminate. If such damage causes all or any
                ---------------------------
material portion of the Premises to be unusable by Tenant and (i) in Landlord's reasonable opinion damage to the Damaged Property cannot be repaired and restored to substantially the condition existing prior to the damage within one hundred twenty (120) days from the date of the damage (under a normal construction schedule not requiring the payment of overtime or premium), or (ii) the Lease will expire within one (1) year from the date of any material damage to or destruction of the Premises, or (iii) the Damaged Property is not in fact substantially repaired and restored to its condition as it existed before the damage within one hundred twenty (120) days from the date of the damage (subject to extension under Article 14) Tenant may terminate this Lease by delivery of written notice to Landlord within thirty (30) days after the date on which Landlord's opinion is delivered to Tenant. Upon termination, Rent and Additional Charges pursuant to Article 4 shall be apportioned as of the date of the damage and all prepaid Rent and Additional Charges pursuant to Article 4 shall be repaid.

           15.3 Landlord's Right to Terminate. In the event (i) the uninsured
                -----------------------------
portion of any damage to or destruction of the Building equals or exceeds twenty-five percent (25%) of the replacement cost of the Building; or (ii) the Lease will expire within one (1) year from the date of any material damage to or destruction of the Premises and Tenant fails to extend the Term in accordance with any right expressly granted in this Lease within thirty (30) days after the date of damage, Landlord may elect to terminate this Lease as hereinafter provided. Landlord may terminate this Lease for the reason stated in clause (i) of this Section, by delivery of written notice to Tenant within thirty (30) days after the date of damage or destruction; and for the reason stated in clause
(ii) of this Section, by delivery of written notice to Tenant within forty-five
(45) days after the date of the damage or destruction. For purposes of the foregoing, the uninsured portion shall not include a deficiency in insurance proceeds to the extent caused by (i) Landlord's failure to carry insurance required by this Lease; (ii) Landlord's election to carry required insurance in an amount less than 100% of the replacement costs; or (iii) Landlord's election to obtain insurance with a deductible amount or coinsurance obligations.

           15.4 Extent of Repair Obligations. If this Lease is not terminated as
                ----------------------------
a result of any damage to the Premises covered by Section 15.1 above, Landlord's repair obligation shall extend to the structure of the Building and all improvements (except those constructed or installed by Tenant, including the Tenant Improvements) in the Premises at the completion of construction of the Tenant Improvements, and Tenant shall repair all other portions of the Premises (including without limitation the Tenant Improvements, Alterations, and Tenant's trade fixtures, equipment, furnishings and other personal property). All such repairs shall be performed in a good and workmanlike manner, with due diligence, and shall restore the items repaired to substantially the same usefulness, design and construction as existed immediately before the damage. All work by Tenant shall be performed in accordance with the requirements of Section 11.2 above. In the event of any termination of this Lease, the proceeds from any insurance paid by reason of damage to or destruction of the Building Real Property or any portion thereof, or any other element, component or property insured by Landlord shall belong to and be paid to Landlord, except for proceeds payable under Tenant's insurance policies. In the event of a casualty covered by insurance which Landlord is required to carry under this Lease, Rent and Additional charges under Article 4 above shall abate commencing on the date of the casualty and ending when the Damaged Property is repaired as aforesaid by Landlord and the Premises are delivered to Tenant. The extent of the abatement shall be based upon the portion of the Premises rendered untenantable, inaccessible or unfit for use in a reasonable business manner for the purposes stated in this Lease.

           15.5 Arbitration. If the parties are unable to agree upon the
                -----------
appropriate abatement of Rent and Additional Charges pursuant to this Article 15 within thirty (30) days after repairs are completed, either party may submit the dispute to arbitration in accordance with Section 30.18.

           15.6 Non-Application of Certain Statutes. The provisions of this
                -----------------------------------
Lease, including this Article 15, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Building. Any statute or regulation of the State of California or any other governmental authority or body, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning any such damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation relating to damage or destruction of leased premises, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Building.

     16. Insurance.
         ---------

           16.1 Insurance on Tenant's Property. Tenant shall provide insurance
                ------------------------------
coverage for all risks of physical loss or damage insuring the full replacement value of the Tenant Improvements and

Alterations, and, to the extent desired by Tenant (Landlord having no obligation to provide insurance coverage for), Tenant's trade fixtures, furnishings, equipment, signs and all other items of personal property of Tenant.

           16.2 Tenant's Liability Insurance. Tenant shall procure at its cost
                ----------------------------
and expense and keep in effect during the Term of this Lease broad form commercial general liability insurance with a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000), and statutory workers compensation insurance with a One Million Dollars ($1,000,000) limit covering all of Tenant's employees. Such broad form commercial general liability insurance shall include, without limitation, products and completed operations liability insurance, fire legal liability insurance (subject to applicable sublimits), contractual liability insurance, and such other reasonable and customary coverage as Landlord may reasonably require from time to time. At Landlord's request, Tenant shall increase such insurance coverage to a level that is reasonable and customary. If the parties are unable to agree on the coverage and amount that is reasonable and customary, the matter shall be determined by arbitration pursuant to Section 30.18 below.

           16.3 Form of Policies. All insurance policies required to be carried
                ----------------
by Tenant under this Lease shall (i) be written by companies rated A8 or better in "Best's Insurance Guide" and authorized to do business in California, (ii) name Landlord, SENTRE Partners, Inc. and any other parties designated by Landlord as additional insureds, (iii) as to liability coverages, be written on an "occurrences" basis, and (iv) provide that Landlord shall receive at least thirty (30) days notice from the insurer before any cancellation or change in coverage. Each such policy shall contain a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance. Any deductible amounts under any insurance policies required hereunder shall be subject to Landlord's prior written approval (which shall not be unreasonably withheld) and in any event Tenant shall be liable for payment of same in the event of any casualty. Tenant shall deliver reasonably satisfactory evidence of such insurance to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies; and, in the event Tenant shall fail to procure such insurance or to deliver reasonably satisfactory evidence thereof within five (5) Business Days after written notice from Landlord of such failure, Landlord may, at its option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, procure such insurance for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Charges. Notwithstanding the foregoing, if any such insurance expires without having been renewed by Tenant, Landlord shall have the option in addition to Landlord's other remedies to procure such insurance for the account of Tenant immediately and without notice to Tenant, and the cost thereof shall be paid to Landlord as Additional Charges. The limits of the insurance required under this Lease shall not limit the liability of Tenant.

           16.4 Compliance with Insurance Requirements. Tenant shall not do
                --------------------------------------
anything, or suffer or permit anything to be done, in or about the Premises that shall invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Building or any property located therein. Tenant, at Tenant's expense, shall comply with, and shall cause all occupants of the Premises to comply with, all applicable customary rules, orders, regulations or requirements of any board of fire underwriters or other similar body. Landlord acknowledges that Tenant's permitted use of the Premises does not conflict with Landlord's insurance policies covering the Building or any property located therein.

           16.5 Landlord's Insurance. Landlord shall purchase and keep in full
                --------------------
force and effect "special perils coverage" insurance covering the Project in an amount equal to 100% of the full replacement value of the Project improvements at the time of the loss, and at least Three Million Dollars ($3,000,000.00) in liability insurance with respect to the Project, including coverage for Project Common areas.

     17.   Eminent Domain. For the purposes of this Article 17, the phrase
           ------- ------
"usable by Tenant" shall mean reasonably usable by Tenant for the conduct of its business in the Premises materially in the manner conducted prior to the taking.

           17.1 Effect of Taking. If all of the Premises is condemned or taken
                ----------------
in any manner for public or quasi-public use, or any transfer of the Premises is made in avoidance of an exercise of the power of eminent domain (each of which events shall be referred to as a "taking"), this Lease shall automatically terminate as of the date of the vesting of title as a result of such taking. If a part of the Premises is so taken, this Lease shall automatically terminate as to the portion of the Premises so taken as of the date of the vesting of title as a result of such taking. If such portion of the Real Property is taken as to render the Building incapable of economically feasible operation, this Lease may be terminated by Landlord, as of the date of the vesting of title as a result of such taking, by written notice to Tenant within sixty (60) days following notice to Landlord of the date on which said vesting will occur. If such portion of the Premises or the Building or the Project is taken as to render the Premises or the remaining portion thereof unusable by Tenant, this Lease may be terminated by Tenant as of the date of the vesting of title as a result of such taking, by written notice to Landlord within sixty (60) days following notice to Tenant of the date on which said vesting will occur. If this Lease is not terminated as a result of any taking, Landlord shall restore the Building to an architecturally whole unit; provided, however, that Landlord shall not be obligated to expend on such restoration more than the amount of condemnation proceeds actually received by Landlord, unless Tenant pays to Landlord in advance the difference between the cost of such restoration and the amount of the condemnation proceeds received by Landlord.

           17.2 Award. Landlord shall be entitled to the entire award for any
                ------
taking, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in any taking, together with any and all rights of Tenant now or hereafter arising in or to such award or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any separate award made to Tenant for its relocation expenses, the taking of personal property and fixtures belonging to Tenant, the unamortized value of improvements made or paid for by Tenant or the interruption of or damage to Tenant's business.

           17.3 Abatement of Rent. In the event of a partial taking that does
                -----------------
not result in a termination of this Lease as to the entire Premises, the Rent shall abate in proportion to the portion of the Premises taken or rendered untenantable by such taking. Tenant hereby waives and releases its rights under
Section 1265.130 of the California Code of Civil Procedure or any similar statute now or hereafter in effect.

           17.4 Temporary Taking. If all or any portion of the Premises is taken
                ----------------
for a limited period of time, this Lease shall remain in full force and effect; provided, however, that the Rent and Additional Charges payable pursuant to
Article 4 above shall abate during such limited period in proportion to the portion of the Premises taken by such taking. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking. Any temporary taking of all or a portion of the Premises which continues for four
(4) months shall be deemed a permanent taking of the Premises or such portion.

     18.   Assignment.
           ----------

           18.1 Consent Required. Notwithstanding the provisions of Section 30.4
                ----------------
below, neither Tenant nor any sublessee or assignee of Tenant shall, directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (each such act is herein referred to as an "Assignment"), or sublet the Premises or any portion thereof or permit the Premises to be occupied by anyone other than Tenant (each such act is herein referred to as a "Sublease"), without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed. Any Assignment or Sublease that is not in compliance with this Article 18 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Rent or Additional Charges by Landlord from a proposed assignee, sublessee or occupant of the Premises shall not constitute consent to such Assignment or Sublease by Landlord. Fifty percent (50%) of any and all amounts paid to Tenant as consideration for any Assignment, and fifty percent (50%) of the excess of the total amount of rent and other consideration paid under or in consideration for any Sublease over the Rent and Additional Charges payable hereunder, shall be payable to Landlord as Additional Charges. The right to such amounts is expressly reserved from the grant of Tenant's leasehold estate for the benefit of Landlord. Tenant shall use reasonable diligent efforts to collect all such amounts. Landlord shall have the right from time to time, upon reasonable advance notice, to review Tenant's records relating to any such amounts payable to or received by Tenant. Notwithstanding the foregoing, (a) the co-location of equipment owned by Tenant's customers in the Premises shall not require the prior written consent of Landlord, provided that the agreement entered into by Tenant and Tenant's customers for such co-location of equipment shall provide that the customer acquires no possessory, leasehold or other real property right in the Premises or any other portion of the Project and does not obtain any of Tenant's rights under this Lease; and (b) any Assignment or Sublease of the Premises to any entity that (i) controls or is controlled by Tenant, (ii) is under common control with Tenant, or (iii) acquires all or substantially all of Tenant's assets by merger, purchase, consolidation or reorganization with satisfaction of the net worth requirement set forth in Section 18.5 below (provided that Tenant shall notify Landlord of such merger, purchase, consolidation or reorganization in accordance with Section 18.5 below), shall not require Landlord's prior approval.

           18.2 Notice. Any request by Tenant for Landlord's consent to a
                ------
specific Assignment or Sublease shall include (a) the name of the proposed assignee, sublessee or occupant, (b) the nature of the proposed assignee's sublessee's or occupant's business to be carried on in the Premises, (c) a copy of the proposed Assignment or Sublease, and (d) such financial information (in the event of an Assignment) and such other information as Landlord may reasonably request concerning the proposed assignee, sublessee or occupant or its business. Landlord shall respond in writing, stating the reasons for any disapproval, within fifteen (15) Business Days after receipt of all information reasonably necessary to evaluate the proposed Assignment or Sublease. If Landlord fails to respond in writing within such fifteen (15) Business Day period, and further fails to respond within five (5) Business Days after Landlord's actual receipt of written notice from Tenant of Landlord's failure to respond within such period, Tenant's request shall be deemed approved.

           18.3 No Release. No consent by Landlord to any Assignment or Sublease
                ----------
by Tenant, and no specification in this Lease of a right of Tenant's to make any Assignment or Sublease, shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after (a) the Assignment or Sublease or (b) any extension of the Term (pursuant to exercise of an option granted in this Lease). The consent by Landlord to any Assignment or Sublease shall not relieve Tenant or any successor of Tenant from the obligation to obtain Landlord's express written consent to any other Assignment or Sublease.

           18.4 Cost of Processing Request. Tenant shall pay to Landlord the
                --------------------------
reasonable amount of Landlord's cost of reviewing and processing every proposed Assignment or Sublease (including, without limitation, reasonable accountants' and attorneys' fees) and the reasonable amount of all direct and indirect expenses incurred by Landlord arising from any assignee, occupant or sublessee taking occupancy (including, without limitation, freight elevator operation for moving of furnishings and trade fixtures, security service, janitorial and cleaning service, and rubbish removal of service), not to exceed $2,500 per Assignment or Sublease.

           18.5 Corporation or Partnership Transfers. Any sale or other
                ------------------------------------
transfer, including without limitation by consolidation, merger or reorganization, but excluding transfer of stock of Tenant over a recognized securities exchange if Tenant is a publicly held corporation, of a majority of the voting stock of Tenant or any beneficial interest therein, if Tenant is a corporation, or any sale or other transfer of a majority of the general partnership interests in Tenant or any beneficial interest therein, if Tenant is a partnership, shall be an Assignment for purposes of this Lease, unless the corresponding purchaser, transferee or successor, as applicable, has a net worth equal to or greater than Tenant's net worth as represented by Tenant to Landlord prior to the Commencement Date. Tenant shall provide Landlord with notice of such sale or other transfer, either prior to such sale or transfer or within a reasonable time thereafter.

           18.6 Assumption of Obligations. Each assignee or other transferee of
                -------------------------
Tenant's interest hereunder, other than Landlord, shall assume, as provided in this Section, all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Rent and Additional Charges, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term. Each sublessee of all or any portion of the Premises shall agree in writing for the benefit of Landlord (a) to comply with and agree to those provisions of this Lease as are reasonably designated by Landlord, and (b) that such sublease (and all further subleases of any portion of the Premises) shall terminate upon any termination of this Lease, regardless of whether or not such termination is voluntary. No Assignment or Sublease shall be valid or effective unless the assignee or sublessee or Tenant shall deliver to Landlord a fully-executed counterpart of the Assignment or Sublease and an instrument that contains a covenant of assumption by the assignee or agreement to perform Tenant's obligations, reasonably satisfactory in substance and form to Landlord, consistent with the requirements of this Section. The failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above. The foregoing notwithstanding, such assumption shall not be required prior to foreclosure by a lender holding a leasehold trust deed encumbering Tenant's interest in the Lease (provided that Landlord previously consented to such trust deed).

           18.7 No Signs. Tenant shall not place or allow to be placed in, on or
                --------
about the Building or any other portion of the Project any sign or other notice indicating Tenant's desire to assign this Lease or sublet the Premises.

           18.8 Upon Termination. In the event of a termination of this Lease by
                ----------------
reason of Tenant's default or in the event of a mutually agreed termination, at Landlord's option, each sublessee of any portion of the Premises shall attorn to Landlord. Each such sublessee shall be deemed to have agreed to the provisions of this Section and any such Assignment or Sublease shall specifically provide as such.

     19.   Utilities and Services.
           ----------------------

           19.1 Landlord to Furnish. Landlord shall furnish, subject to
                -------------------
reimbursement pursuant to Article 5 above, (a) heating, ventilation and air conditioning to the Premises during the hours of 7:00 a.m. until 6:00 p.m. Monday through Friday and, upon request, 8:00 a.m. to 1:00 p.m. on Saturday (excluding holidays), (b) automatic elevator service to the floor or floors where the Premises are located at all times, and (c) water for drinking, cleaning and washroom purposes only at those points of supply shown on the approved plans for the Premises. Tenant shall be solely responsible for and shall promptly pay all other utilities and services supplied to the Premises. Tenant acknowledges and agrees that if the Premises currently share electrical house meters with other tenants, Tenant shall reimburse Landlord, along with its Monthly Basic Rent and Additional Charges, for Tenant's prorata share of the costs of such electrical service (calculated by dividing the Rentable Area of the Premises by the total rentable area covered by each such house meter), until the Premises are separately metered. When the electricity being supplied to the Premises is separately metered, Tenant shall be responsible for all costs of electrical service to the Premises, as shown on the separate meter serving the Premises. Tenant shall have the right to make its own arrangements for electrical service. Tenant shall, at its cost, be responsible for all janitorial service for the Premises. The electrical power supplied to the Premises (the cost for the use of which shall be paid by Tenant) shall be 600 amps of 277/480V 3 phase power beginning on the Commencement Date, and Landlord shall increase such electrical power supplied to the Premises to 1400 amps of 277/480 3 phase power as of January 31, 2000, and such increase shall be at Landlord's cost and expense except for the portion to be paid by Tenant pursuant to Section 7.1 above. If after Tenant has paid such portion pursuant to Section 7.1, Landlord receives any rebate or reimbursement from the utility provider as a direct result of Landlord's electrical upgrade (thereby reducing the cost to Landlord of such upgrade), then Landlord shall pay to Tenant a fraction of such rebate or reimbursement, which fraction shall be determined by dividing the amount paid by Tenant towards the cost of Landlord's upgrade by the total cost of the upgrade.

           19.2 Excess Usage. Whenever heat generating machines or equipment or
                ------------
lighting are used in the Premises by Tenant which materially affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and airconditioning system serving the Premises (other than the HVAC Equipment installed by Tenant), and the reasonable cost of such facilities and modifications shall be borne by Tenant. Tenant also shall pay the cost of providing all heating or cooling energy to the Premises during hours other than those specified in clause (a) of Section 19.1 above (if such heating or cooling was requested by Tenant or Tenant's Agents); such cost to be charged at Landlord's actual cost (currently $25.00 per hour, which rate is subject to change). Landlord shall furnish such after-hours heating or cooling energy upon at least twenty-four (24) hours advance notice from Tenant. Tenant shall pay in advance Landlord's reasonable estimate of any and all costs for additional facilities and modifications which may be constructed by Landlord under this Section (including without limitation the costs of labor, materials, equipment, supervision and management fee), subject to adjustment of final costs upon completion.

           19.3 Interruption of Service. Landlord reserves the right to stop the
                -----------------------
service of the heating, ventilating, air conditioning, elevator, plumbing, electrical or other mechanical systems or facilities in the Premises or Building when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements that, in the reasonable judgment of Landlord, are desirable or necessary, until such accident or emergency shall have been corrected or such repairs, alterations, replacements or improvements shall have been completed. Landlord shall give Tenant advance notice of any such interruption of services when reasonably possible, and shall restore such services as soon as reasonably possible and in a manner so as to cause as little interference with Tenant's use of the Premises as is reasonably possible; provided, however, that Landlord shall not be obligated to perform work during other than normal business hours, unless doing so is reasonably possible and Tenant so requests and Tenant agrees to pay all additional costs of doing so. In addition, Landlord reserves the right to limit, restrict or ration the use of water, electricity, gas or any other form of energy or any other service or utility serving the Premises or the Building, if required to do so by the specific mandate of any federal, state or local governmental agency.

           19.4 Security Systems and Programs. The parties acknowledge that
                -----------------------------
safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and safety, may not in given instances prevent theft or other criminal acts, or insure safety of persons or property. The risk that any safety or security device; service or program may not be effective, or may malfunction or be circumvented, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against criminal acts and other losses. Tenant agrees to cooperate with any reasonable safety or security program developed by Landlord or required by law.

           Tenant shall have the right, at Tenant's sole cost and expense, to install its own security system in the Premises (subject to Section 19.10 below regarding Other Equipment), and to create a special security area within the Premises to encompass Tenant's equipment room. Tenant shall be permitted to install non-building-standard locks and other access controls which restrict access to Tenant and its customers, provided that Landlord shall be provided with keys or other entry mechanisms which may be used in accordance with the terms of this Lease. Landlord shall not enter Tenant's secured equipment area or permit any janitorial, maintenance, repair or other service to such area except as provided below or approved by Tenant. Landlord shall use reasonable efforts to notify Tenant prior to entering Tenant's secured equipment area, and only if Tenant is unable to respond quickly enough to avoid material adverse harm to the Project or any portion thereof then Landlord shall have the right to enter such area without the accompaniment or consent of Tenant. Any entry by Landlord will be conducted with reasonable caution under the circumstances to prevent damage to or interference with any of the equipment in the area.

           19.5 No Liability. Landlord shall not be liable or responsible for
                ------------
any interruption in the services to be provided under this Article 19, or for any interruptions of services occurring in connection with the making of repairs, replacements or improvements to the Premises or the Building, however Landlord shall use commercially reasonable efforts in non-emergency situations to provide to Tenant prior notice of any such action that may impact any of Tenant's utility services.

           19.6 Communication Installation. Provided Tenant is not in default
                --------------------------
under the terms of this Lease, during the Term, Tenant shall have a non-exclusive license to install and maintain on a portion of the roof of the Building not to exceed two hundred (200) square feet, at Tenant's sole cost and expense, certain communications equipment including satellite/microwave dishes and related equipment ("Communication Equipment") on the terms and conditions set forth herein. Prior to the installation of the Communication Equipment on the roof(s), Tenant shall provide in writing to Landlord the Communication Equipment specifications, including the total square footage, location, and design of the Communication Equipment for approval by Landlord, in Landlord's sole and absolute discretion. If required by Landlord, the Communication Equipment, at Tenant's cost and expense, shall be screened with a material similar to the exterior of the Building so as to cause the screening to appear to be part of the Building. If any repairs or replacement of material on the roof(s) are required, Tenant shall pay the cost and expense for Landlord to remove or relocate the Communication Equipment for such reasonable time as may be necessary for Landlord and its contractors and agents to conduct such repair or replacement. Tenant shall be solely responsible for any damage to or loss of the Communication Equipment and shall carry loss and casualty insurance with full replacement value coverage. Landlord, at its option, shall remove or require Tenant to remove the Communication Equipment upon the termination of this Lease, and Tenant shall promptly reimburse Landlord the cost and expense to repair any and all damage caused to the Building(s) in connection with such removal. Tenant shall not be entitled to modify or add to the Communication Equipment without Landlord's prior written consent. The placement of the Communication Equipment shall not interfere with any existing facilities, including but not limited to existing equipment of other tenants of the Buildings, located in or on the roof of the Building or located elsewhere in the Project. Tenant shall be responsible for obtaining (prior to installation of the Communications Equipment) any and all approvals, permits or licenses that may be required by any governmental authorities in connection with the Communication Equipment. Provided the foregoing conditions are satisfied there shall be no charge to Tenant for such license, and such license shall expire at the end of the Term of this Lease.

           19.7 Riser Access. Tenant agrees and acknowledges that Landlord has
                ------------
no obligation to ensure or guaranty that Tenant will be able to obtain the necessary connections to public streets, utilities or other property as necessary for the operation of Tenant's telecommunications equipment in the Building and that it shall be solely the responsibility of Tenant to negotiate agreements with public utilities and/or third parties to provide these connections. Notwithstanding the foregoing, (a) at the request of Tenant, Landlord shall provide Tenant with the right to run up to ten (10) telecommunications cables from the Premises, through the Building and to the boundary of the real property on which the Building is located, and (b) subject to the availability of space as determined by Landlord in Landlord's sole discretion, during the Term, Tenant shall have a non-exclusive license for reasonable access to vertical and horizontal shafts within the Building and to the existing underground conduits located between the Buildings of the Project in order for Tenant to connect the Communication Equipment, the Generator Equipment and the HVAC Equipment to the Premises, and (c) Tenant shall have the right, at no additional charge, subject to the provisions of Section 10.1 above, to install additional conduit to connect the Communication Equipment, the Generator Equipment and the HVAC Equipment to the Premises and to provide Tenant's telecommunication services to Tenant's customers. In connection with such access and use Tenant agrees not to interrupt or interfere with any existing tenant's business or other telecommunications provider operating within the Building or the Project. Without limiting the foregoing, such license shall include Tenant's right to use or construct and maintain one (1) four (4) inch conduit with diverse routing with one (1) inch or smaller interducts as determined by Landlord in its sole discretion in the risers of the Building and within the existing underground conduits located between the Buildings of the Project. Except as specifically provided herein, all of the work as set forth herein shall be at the sole cost and expense of Tenant and shall be subject to prior written approval in coordination with Landlord, as further described and provided in the other provisions of this Lease. Landlord agrees that provided the foregoing conditions are satisfied there shall be no charge to Tenant for such license, and such license shall expire at the end of the Term of this Lease.

           19.8 Generator Equipment. Tenant shall have the right, at Tenant's
                -------------------
sole cost and expense, to install and maintain on a pad site provided by Landlord at no cost to Tenant in an area adjacent to the Building as determined by Landlord, a generator, fuel storage tank(s), and related equipment and piping (collectively, the "Generator Equipment"), and to integrate the Premises power into such generator. The specifications, location and design of the Generator Equipment shall be approved by Landlord in writing prior to installation and the Generator Equipment shall be in the location within the area depicted on Exhibit "D" attached hereto. Prior to the installation of the Generator Equipment, Tenant shall provide to Landlord a written description of the Generator Equipment, which shall be in detail reasonably satisfactory to Landlord. Tenant, at Tenant's sole cost and expense, shall screen all sides, including the top, of the Generator Equipment and install any other improvements reasonably required by Landlord in connection with installation of the Generator Equipment. If required by Landlord, the sides of the Generator Equipment, at Tenant's cost and expense, shall be screened with a material similar to the exterior of the Building so as to cause the screening to appear to be part of the Building. Tenant shall be solely responsible for any damage to or loss of the Generator Equipment and shall carry loss and casualty insurance with full replacement value coverage. Tenant shall have the right to remove the Generator Equipment at any time during the Term or at the end of the Term, and Tenant shall repair at its sole cost and expenses all damage caused to the Premises or the Building by such removal. Landlord, at its option, shall remove or require Tenant to remove the Generator Equipment upon the termination of the initial Term of this Lease, and Tenant shall promptly reimburse Landlord the cost and expense to repair any and all damage caused in connection with such removal. Tenant shall not be entitled to modify or add to the Generator Equipment without Landlord's prior written consent. The placement of the Generator Equipment shall not interfere with any existing facilities located in the Building or the Project. Tenant shall be responsible for obtaining (prior to installation of the Generator Equipment) any and all permits or licenses that may be required by any governmental authorities in connection with the Generator Equipment. Landlord agrees that provided the foregoing conditions are satisfied there shall be no charge to Tenant for such space for the Generator Equipment, and Tenant's right to such space set forth herein shall expire at the end of the Term of this Lease.

           19.9 HVAC Equipment. Provided Tenant is not in default under the
                --------------
terms of this Lease, during the Term, Tenant shall have a non-exclusive license to install and maintain on a portion of the roof of the Building not to exceed twelve hundred (1200) square feet and located above Tenant's data center, at Tenant's sole cost and expense, certain heating, ventilation and air conditioning equipment ("HVAC Equipment") on the terms and conditions set forth herein. Prior to the installation of the HVAC Equipment on the roof(s), Tenant shall provide in writing to Landlord the HVAC Equipment specifications, including the total square footage, location, and design of the HVAC Equipment for approval by Landlord, in Landlord's reasonable discretion. If required by Landlord, the HVAC Equipment, at Tenant's cost and expense, shall be screened with a material similar to the exterior of the Building so as to cause the screening to appear from a ground-level view to be part of the Building. If any repairs or replacement of material on the roof(s) are required, Tenant shall pay the cost and expense for Landlord to remove or relocate the HVAC Equipment for such reasonable time as may be necessary for Landlord and its contractors and agents to conduct such repair or replacement. Tenant shall be solely responsible for any damage to or loss of the HVAC Equipment and shall carry loss and casualty insurance with full replacement value coverage. Tenant shall have the right to remove the HVAC Equipment at any time during the Term or at the end of the Term, and Tenant shall repair at its sole cost and expenses all damage caused to the Premises or the Building by such removal. Landlord, at its option, shall remove or require Tenant to remove the HVAC Equipment upon the termination of this Lease, and Tenant shall promptly reimburse Landlord the cost and expense to repair any and all damage caused to the Building(s) in connection with such removal. Tenant shall not be entitled to modify or add to the HVAC Equipment without Landlord's prior written consent. The placement of the HVAC Equipment shall not interfere with any existing facilities, including but not limited to existing equipment of other tenants of the Buildings, located in or on the roof of the Building or located elsewhere in the Project. Tenant shall be responsible for obtaining (prior to installation of the HVAC Equipment) any and all approvals, permits or licenses that may be required by any governmental authorities in connection with the HVAC Equipment. Provided the foregoing conditions are satisfied there shall be no charge to Tenant for such license, and such license shall expire at the end of the Term of this Lease. Tenant shall have the right to tap into the Building's domestic water supply to operate a humidifier system in the Premises. Tenant shall have the right to install drains for the HVAC Equipment and to discard HVAC wastewater into the Building's sewage system. Tenant shall have the right to remove or cap any heating system in the Premises.

           19.10 Other Equipment Installation. Tenant, at Tenant's sole cost and
                 ----------------------------
expense, shall have the right (a) to install UPS systems and their associated batteries in the Premises, and to integrate the Building power into such systems; (b) to convert the present sprinkler system within the Premises to a dry-pipe, pre-action system, to reasonably relocate or encase any water mains or other water pipes running through or adjacent to the Premises, to install an FM 200 gas system in the Premises, or to install any other fire suppression system approved in advance by Landlord (which approval shall not be unreasonably withheld); and (c) to install its own electrical grounding system or to tie into the Building's existing grounding systems. All equipment installed by Tenant in relation to the above rights, and any security system to be installed by Tenant pursuant to Section 9.4 above, is collectively referred to herein as "Other Equipment". The location of the Other Equipment shall be approved by Landlord in writing prior to installation. Prior to the installation of Other Equipment, Tenant shall provide to Landlord a written description of the Other Equipment, which shall be in detail reasonably satisfactory to Landlord. Tenant shall be solely responsible for any damage to or loss of the Other Equipment and shall carry loss and casualty insurance with full replacement value coverage. Landlord, at its option, shall remove the Other Equipment upon the termination date of this Lease, and Tenant shall promptly reimburse Landlord the cost and expense to repair any and all damage caused in connection with such removal. Tenant shall not be entitled to modify or add to the Other Equipment without Landlord's prior written consent. The placement of the Other Equipment shall not interfere with any existing facilities located in the Building or the Project. Tenant shall be responsible for obtaining (prior to the installation of the Other Equipment) any and all permits or licenses that may be required by any governmental authorities in connection with the Other Equipment.

           19.11 Special Electrical Services. With respect to any special
                 ---------------------------
electrical services installed by or on behalf of Tenant, the HVAC Equipment or any supplemental air conditioning used by Tenant, the Generator Equipment or any other generator installed by Tenant, the Communication Equipment, the Other Equipment, and any other non-building standard or special requirements of Tenant which are agreed to and accepted by Landlord under this Lease, Tenant agrees and acknowledges that Landlord may from time to time establish reasonable rules and regulations with respect to the testing of such items (such as requiring the safety testing of any generator to be performed prior to 7:00 a.m.), providing that such rules and regulations will not materially and adversely interfere with Tenant's normal business operations as described hereunder.

           19.12 Transmission and Operations Interference. Tenant has made or
                 ----------------------------------------
will make prior to the date of this Lease such independent investigations as Tenant deems necessary or appropriate concerning the suitability of the Premises, Building and Project for Tenant's operations. Landlord shall not be liable in any manner for claims for expenses, damages or loss resulting from any transmission or operational interference.

           19.13 Structural Alterations. Tenant shall have the right, at
                 ----------------------
Tenant's sole cost and expense, to do any or all of the following, provided that to the extent the following are not part of the initial Tenant Improvements
Article 10 above shall apply: (a) to reinforce floor load capacities; (b) to cover or block up windows and/or exterior walls in the Premises, provided that such measures are reasonably acceptable to Landlord with respect to the external aesthetics of the Building; (c) to fence in any equipment or facilities located or installed outside the Premises, provided that such fence is reasonably acceptable to Landlord with respect to the external aesthetics of the Building; and (d) to install up to three manholes adjacent to the Building for bringing telecommunications fiber into the Building.

           19.14 Equipment and Floor Loads. Tenant shall have the right, at
                 -------------------------
Tenant's sole cost and expense, to install, maintain, repair and replace computer, telecommunication and other equipment in Tenant's equipment room located within the Premises, so long as the average load of such equipment is not excessive for the floor's load capacity. Tenant shall have the right to install fixed telephony and HVAC systems in the Premises in accordance with the terms of this Lease, and Landlord hereby consents thereto. Tenant shall have the right to move computer, telecommunication and other equipment in and out of the Premises from time to time in the course of its business, in accordance with the Terms of this Lease, and Landlord hereby consents thereto.

           19.15 Co-location/Interconnection. Tenant shall have the right, at
                 ---------------------------
Tenant's sole cost and expense (but at no additional charge by Landlord), to do any or all of the following: (a) to co-locate equipment owned by Tenant's customers in the Premises, or to provide short-term rights to use portions of the Premises to Tenant's customers and vendors, with the prior consent of Landlord, or without the prior consent of Landlord if the agreement entered into by Tenant and Tenant's customers for such co-location of equipment or short-term rights provides that the customer acquires no possessory, leasehold or other real property right in the Premises or any other portion of the Project and does not obtain any of Tenant's rights under this Lease; (b) to connect customer equipment to telecommunications facilities in the Building; and (d) to interconnect Tenant's telecommunications facilities with, and/or to provide telecommunications services to, other tenants of the Building.

     20.   Default.

           20.1 Events Constituting Default. Except as otherwise provided
                ---------------------------
herein, the failure to perform or honor any covenant, condition or other obligation of Tenant or the failure of any representation made by Tenant under this Lease (including Exhibits hereto) shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided, if any. Tenant shall have a period of three (3) Business Days from the date of written notice from Landlord within which to cure any default in the payment of Rent. Tenant shall have a period of ten (10) days from the date of written notice from Landlord within which to cure any default in the payment of Additional Charges. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease; provided, however, that with respect to any default (other than a default which can be cured by the payment of money) that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Tenant commences to cure within thirty (30) days from Landlord's notice, continues to prosecute diligently the curing of such default and actually cures such default within sixty (60) days after Landlord's notice.

           20.2 Remedies. Upon the occurrence of a default by Tenant that is not
                --------
cured by Tenant within the grace periods specified in Section 20.1, Landlord shall have the following rights and remedies in addition to all other rights and remedies available to Landlord at the law or in equity:

           (a)   The rights and remedies provided by California Civil Code
Section 1951.2, including, but not limited to, the right to terminate Tenant's right to possession of the Premises and to recover (i) "the worth at the time of award" (as defined in Section 20.2(f) below) of the unpaid Rent and Additional Charges which shall have been earned at the time of termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent and Additional Charges which would have been earned after termination until the time of award shall exceed the amount of loss of such Rent and Additional Charges that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent and Additional Charges for the balance of the Term of this Lease after the time of award shall exceed the amount of loss of such Rent and Additional Charges that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which would be likely to result therefrom (including, without limitation, attorneys' and accountants' fees, costs of alterations of the Premises, interest costs and brokers' fees incurred upon any reletting of the Premises);

           (b)   The rights and remedies provided by California Civil Code
Section 1951.4 (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover Rent and Additional Charges as they become due). Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not of themselves constitute a termination of Tenant's right to possession;

           (c) The right and power to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply the proceeds therefrom pursuant to applicable California law. In such event, Landlord may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each such subletting, rents received from such subletting shall be applied by Landlord, first, to payment of any indebtedness other than Rent and Additional Charges due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting (including with limitation attorneys' and accountants' fees, costs of alterations of the Premises, interests costs, and brokers' fees) and of any such alterations and repairs; third, to payment of Rent and Additional Charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent and Additional

Charges as they become due hereunder. If any rental or other charges due under such sublease shall not be promptly paid to Landlord by the sublessee(s), or if such rentals received from such subletting during any month are less than Rent and Additional Charges to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord as well as any unpaid indebtedness other than Rent and Additional Charges due hereunder from Tenant to Landlord and the costs of such subletting (including without limitation attorneys' and accountants' fees, costs of alterations of the Premises, interests costs and brokers' fees), and any other amounts due Landlord under this Section. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this Section, Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant. Landlord's subletting the Premises without termination shall not constitute a waiver of Landlord's right to elect to terminate this Lease for such previous breach;

           (d) The right to have a court appointed receiver appointed for the Premises, upon application by Landlord, to take possession of the Premises, to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to Section 20.2(c); and

           (e) The right to specific performance of any or all of Tenant's obligations hereunder, and to damages for delay in or failure to such performance.

           (f) For purposes of Section 20.2(a) the "worth at the time of award" of the amounts referred to in subparagraphs (i) and (ii) shall be computed with interest at the annual rate of two (2) percentage points per annum above the rate of interest then most recently announced by Citibank, N.A., New York, New York, or its successor, as its prime rate of interest or the maximum rate allowed by law; the "worth at the time of award" of the amount referred to in subparagraph (iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%); and "Rent and Additional Charges" with respect to each month shall be calculated by adding (a) one twelfth (1/12th) of the Rent payable for a full lease year at the time of default, plus (b) the monthly average of the Additional Charges payable by Tenant hereunder for the year immediately before the year in which the default occurred, or if the default occurs in the first year of the Term, Landlord's estimate of Additional Charges which would have been payable monthly by Tenant during that year. For purposes of computing amounts that would have accrued after the time of award, increases in Rent and Additional Charges shall be projected based upon the average rate of inflation from the Commencement Date through the time of award; provided, however, that in no event shall Rent be deemed to decrease after the time of award, nor shall Additional Charges under Article 5 be deemed to be less than zero.

           Notwithstanding any contrary provisions in this Lease, (i) in no event shall Landlord have a lien on any of Tenant's property or the property of any of Tenant's customers, and (ii) in no event shall Landlord be entitled to remove or interfere with Tenant's property or the property of Tenant's customers without judicial or statutory process.

           20.3 Remedies Cumulative. The exercise of any remedy provided by law
                -------------------
or the provisions of this Lease shall not exclude other remedies unless they are expressly excluded by this Lease or result in duplication of recovery. Tenant hereby waives any right of redemption or relief from forfeiture following the termination of, or exercise of any remedy by Landlord with respect to, this Lease.

           20.4 Recovery Against Landlord. Tenant shall look solely to
                -------------------------
Landlord's interest in the Building Real Property (including any proceeds of sale of the Building Real Property and insurance proceeds received by Landlord with respect to the Building Real Property) for the recovery as provided under applicable law of any judgment against Landlord; provided, however, that Tenant shall not be entitled to recover out of any insurance proceeds received by Landlord which Landlord is applying or has a good faith intention to apply to work on the Building and actually applies to work on the Building in accordance with this Lease. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord or any constituent partner or Landlord is a corporation, its directors, officers and shareholders, shall never be personally liable for any such judgment.

           20.5 Events of Default by Landlord. The failure by Landlord to
                -----------------------------
observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Landlord, where such failure shall continue for a period of thirty (30) days after written notice thereof by Tenant to Landlord, shall be deemed to be a default by Landlord under this Lease, provided, however, that if the nature of Landlord's default is such that more than thirty (30) days are reasonably required for its cure, then Landlord shall not be deemed to be in default if Landlord commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion, provided that the default shall actually be cured within sixty (60) days after notice. Notwithstanding the foregoing, Tenant shall give written notice of any default by Landlord to all mortgagees under mortgages encumbering all or any portion of the Building Real Property or any interest therein of which Tenant has received written notice, and Landlord shall not be deemed to be in default unless Landlord and no mortgagee have commenced to cure such default or commenced foreclosure proceedings within thirty (30) days (or such longer period as is reasonably required, but not to exceed one sixty (60) days) after such mortgagee has received such notice.

     21.   Insolvency or Bankruptcy.
           ------------------------

           21.1 The occurrence of any of the following shall, at Landlord's option, constitute a breach of this Lease by Tenant: (i) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant or the Premises, (ii) an assignment by Tenant for the benefit of creditors,
(iii) any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization, moratorium or other debtor relief act or statute, whether now existing or hereafter amended or enacted, (iv) the filing of any voluntary petition in bankruptcy by Tenant, or the filing of any involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of sixty (60) days, (v) the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) Business Days after the levy thereof, (vi) the admission by Tenant in writing of its inability to pay its debts as they become due, (vii) the filing by Tenant of any answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation or dissolution of Tenant or similar relief, or (viii) if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, such proceeding shall not have been dismissed. Upon the occurrence of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any right or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings. If, upon the occurrence of any of the events enumerated above, under applicable law Tenant or the trustee in bankruptcy has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, Tenant or such trustee shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant outstanding hereunder as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease. Notwithstanding the provisions of Section 20.1, there shall be no cure periods for any breach or default under this Article 21.

     22.   Fees and Expenses; Indemnity: Payment.
           -------------------------------------

           22.1 Landlord's Right to Remedy Defaults. If Tenant shall default in
                -----------------------------------
the performance of any of its obligations under this Lease after notice of expiration of the applicable cure period, if any, Landlord, at any time thereafter and without additional notice, may remedy such default for Tenant's account and at Tenant's expense, without thereby waiving any other rights or remedies of Landlord with respect to such default. Notwithstanding the foregoing, Landlord shall have the right to cure any failure by Tenant to perform any of its obligations under this Lease without notice to Tenant if such failure results in an immediate threat to life or safety of any person, or with telephonic notice if such failure impairs the Building or its efficient operation.

           22.2 Indemnity. Subject to the provisions of Section 15.6 and except
                ---------
to the extent caused by the gross negligence or wilful misconduct of the party seeking indemnification, Tenant shall indemnify Landlord, all partners of any partnership constituting Landlord, and their respective officers, directors, shareholders, employees, servants and agents, all mortgagees of Landlord's interest in all or any portion of the Building Real Property, and the lessor or lessors under all ground or underlying leases (sometimes collectively referred to herein as "Related Entities") against and save Landlord and Related Entities harmless from and defend Landlord and Related Entities through attorneys reasonably satisfactory to Landlord and Tenant which may include in-house attorneys) from and against any and all claims, loss, cost, liability, damage and expense including, without limitation, penalties, fines and reasonable attorneys' fees, to the extent incurred in connection with or arising from (a) any default by Tenant in the observance or performance of any of the terms, covenants, conditions or other obligations of this Lease to be observed or performed by Tenant, or the failure of any representation made by Tenant in this Lease, (b) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person occupying the Premises, (c) any occurrence or happening on the Premises between the Commencement Date and the time Tenant is no longer in possession of the Premises, (d) any negligence or wilful misconduct of Tenant or any person claiming through or under Tenant, or of the contractors, subcontractors, agents, servants, employees, or licensees of Tenant or any person claiming through or under Tenant (collectively "Tenant's Agents") in the Premises or anyone in the Premises (other than Landlord or Landlord's agents, employees or contractors), including without limitation, any negligence or wilful misconduct in the making or performing of any Alterations, (e) any negligence or wilful misconduct of Tenant or any subtenant of the Premises or any of their respective employees while on the Building Real Property, (f) Landlord's inability to obtain access to any portion of the Premises with respect to which Landlord has not been furnished a key (if locked) or access has been otherwise restricted (including without limitation Tenant's data center/secured equipment area), (g) the use by Tenant or any of Tenant's Agents of any Project Common Area or Building Common Area, (h) the use of the Premises by any of Tenant's customers or the lack of notice to Landlord by Tenant of the identity of any party to or the terms of any co-location agreement or any other agreement regarding the use of any portion of the Premises, or (i) Tenant's (or Tenant's customers' or vendors') access to any area of the Project other than the Premises that is not generally open to tenants of the Project at the time of access without the accompaniment or consent of a security agent of Landlord.

     22.3 Assumption of Risk. Except to the extent arising out of the gross
          ------------------
negligence or willful misconduct of Landlord or Landlord's Agents, neither Landlord nor any Related Entities shall be liable for any damage or damages of any nature whatsoever to persons or property caused by explosion, fire, theft or breakage, vandalism, falling plaster, by sprinkler, drainage or plumbing systems, or air conditioning equipment, by failure for may cause to supply adequate drainage, by the interruption of any public utility or service, by steam, gas, electricity, water, rain or other substances leaking, issuing or flowing into any part of the Premises, by natural occurrence, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or by anything done or omitted to be done by any tenant, occupant or person in the Building, it being agreed that Tenant shall be responsible for obtaining appropriate insurance to protect its interests.

     22.4 Payment of Sums Due. Except as otherwise provided, Tenant shall pay to
          -------------------
Landlord, within thirty (30) days after delivery by Landlord to Tenant of bills or statements therefor, all Additional Charges and reasonable expenditures made and reasonable monetary obligations incurred by Landlord in collecting or attempting to collect the Rent, any Additional Charges or any other sum actually due under this Lease or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including without limitation reasonable attorneys' fees; and Landlord shall pay to Tenant, within thirty (30) days after delivery by Tenant to Landlord of bills or statements therefor, any sum actually due Tenant under this Lease or in enforcing or attempting to enforce any rights of Tenant under this Lease or pursuant to law, including without limitation reasonable attorneys' fees.

     22.5 Interest On Past Due Obligations; Service Charge. Unless otherwise
          ------------------------------------------------
specifically provided herein, any amount due from Tenant to Landlord under this Lease which is not paid within three (3) Business Days from the date when due shall bear interest from the due date until paid at the lesser of the highest rate then permitted by law or a rate per annum which is equal to four percent (4%) plus the highest rate identified by Bank of America NT&SA as its "reference rate" between the date such amount was due and the date such payment was received. In addition, Tenant shall pay a service charge equal to five percent (5%) of any amount which is not paid within the applicable grace period specified in Section 20.1, to compensate Landlord for additional bookkeeping and administrative expenses and lost investment opportunities which are likely to result from such late payment. The payment of such interest or service charge (or both) shall not alone excuse or cure any default under the Lease.

     23. Access to Premises.
         ------------------

         23.1 Landlord's Right to Enter. Landlord reserves for itself and its
              -------------------------
agents, employees and independent contractors the right to enter the Premises at all reasonable times (upon reasonable telephonic notice, if possible) to inspect the Premises, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, mortgagees or (during the last twelve (12) months of the Lease only) tenants, to post notices of nonresponsibility, to determine whether Tenant is complying with its obligations under this Lease, and to alter, improve or repair the Premises or any other portion of the Building. Landlord's right to enter the Premises shall include the right to grant access to the Premises to governmental or utility employees. Landlord may erect, use and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises or any other portion of the Building where reasonably required by the character of the work to be performed in making repairs or improvements, provided that the entrance to the Premises shall not be blocked thereby, and that there is no unreasonable interference with the business of Tenant. In the event of an emergency Landlord shall have the right to enter the Premises at any time without notice. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, any right to abatement or Rent or Additional Charges, or any other loss occasioned by Landlord's exercise of any of its rights under this Article 23. Any entry to the Premises or portions thereof obtained by Landlord in accordance with this
Article 23 shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall perform all work pursuant to this Section as quickly as is reasonably possible and in a manner designed to cause as little interference with Tenant's use of the Premises as is reasonably possible; provided, however, that Landlord shall not be obligated to perform work during other than normal business hours. Tenant waives all rights to consequential damages (including without limitation damages for lost profits and lost opportunities) arising in connection with Landlord's exercise of its right under this Section. Notwithstanding the foregoing, Landlord shall have the right to enter Tenant's secured equipment area (sometimes referred to in this Lease as Tenant's data center) within the Premises only in accordance with
Section 19.4 above.

         23.2 Means of Entry. Landlord shall have the right to use any and all
              --------------
means that Landlord may deem necessary or proper to open doors in an emergency, in order to obtain entry to any portion of the Premises.

     24. Notices. Except as otherwise provided in this Lease, any payment
         -------
required to be made and any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by personal delivery or registered or certified mail, return receipt requested, or by overnight courier service, addressed (a) to Tenant at the Premises (Attention: General Manager) with a copy of any notice, other than an unlawful detainer notice, 3-day notice or any other statutory notice, to Inflow, Inc., 1860 Lincoln, Suite 305, Denver

Colorado 80295 (Attention: Legal Department), (b) to Landlord c/o SENTRE Partners, Inc., 9605 Scranton Road, Suite 102, San Diego, California 92121, or
(c) to such other address as either Landlord or Tenant may designate as its new address in California for such purpose by notice given to the other in accordance with the provisions of this Section. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date of receipt or refusal to accept delivery.

     25. No Waiver. Neither this Lease nor any term or provision hereof may be
         ---------
waived, and no breach thereof shall be waived, except by a written instrument signed by the party against which the enforcement of the waiver is sought. No failure by Landlord to insist upon the strict performance of any obligation of Tenant under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Rent or Additional Charges during the continuance of any such breach, no course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Premises before the termination of the Term by Landlord or any employee of Landlord shall constitute a waiver of any such breach or a waiver or modification of any term, covenant or condition of this Lease or operate as a surrender of this Lease. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then-existing or subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the aggregate of all Rent and Additional Charges then due under this Lease shall be deemed to be other than on account of the first items of such Rent and Additional Charges then accruing or becoming due, unless Landlord elects otherwise. No endorsement or statement on any check and no letter accompanying any check of other payment of Rent or Additional Charges in any such lesser amount and no acceptance by Landlord of any such check or other payment shall constitute an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or Additional Charges or to pursue any other legal remedy.

     26. Tenant's Certificates. Tenant and Landlord, at any time during the Term
         ---------------------
of this Lease and from time to time, within ten (10) days after written request, shall execute, acknowledge and deliver to the other party, addressed (at such other party's request) to any prospective purchaser, ground or underlying lessor, mortgagee, investor or similar interested party, an estoppel certificate in reasonable and customary form and substance. The failure of either party to do so within such ten (10) day period shall be conclusive upon such party that all facts set forth in the other party's proposed certificate are true and correct. It is intended that any such certificate may be relied upon by any prospective purchaser, ground or underlying lessor, mortgagee, investor or similar interested party.

     27. Rules and Regulations. Tenant shall faithfully observe and comply with,
         ---------------------
and shall cause all occupants of the Premises and Tenant's Agents to observe and comply with, the rules and regulations, attached to this Lease as Exhibit "C" relating to the Building and the Project Common Areas and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Project of any of such rules and regulations. In the event of any conflict between any such rule or regulation and this Lease, this Lease shall govern. No such rule or regulation shall materially interfere with the conduct of Tenant's business or the exercise of any right of Tenant expressly provided in this Lease. The rules and regulations shall be subject to a standard of commercial reasonableness and exercised only in good faith. Landlord shall not initiate or consent to any amendments to the covenant, conditions and restrictions of the Lusk/Mira Industrial Park which would impair any of the rights of Tenant under this Lease or interfere with the use and occupancy of the Premises or the conduct of Tenant's business.

     28. Tenant's Taxes. In addition to all other sums to be paid by Tenant
         --------------
under this Lease, Tenant shall pay, before delinquency, any and all taxes levied or assessed during the Term of this Lease, whether now customary or within the contemplation of the parties hereto, upon, measured by or reasonably attributable to the Tenant Improvements, equipment, furniture, fixtures and other personal property located in the Premises, including without limitation any Alterations. Tenant shall reimburse Landlord upon demand for any and all such taxes paid or payable by Landlord (other than state and federal, personal or corporate income taxes measured by the net income of Landlord from all sources).

     29. Corporate Authority. If either party signs as a corporation or
         -------------------
partnership or other entity, each of the persons executing this Lease on behalf of such party does hereby covenant and warrant that such party is a duly authorized and existing entity, that such party has and is (or within thirty
(30) days after the Commencement Date will be) qualified to do business in California, that the entity has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the entity is and are authorized to do so. Tenant shall deliver to Landlord a copy of their certificate of qualification to do business in California upon receipt of the same.

     30. Miscellaneous.
         -------------

         30.1 Asbestos Disclosure. Tenant acknowledges that it has been
              -------------------
furnished with and has reviewed a copy of the two reports prepared by the Szaras Company, dated September 12, 1991 and January 20, 1992, respectively, regarding the presence of asbestos in the Project (the "Asbestos Reports"); provided however, Landlord has no current actual knowledge, without any independent investigation or inquiry, of any inaccuracy or incompleteness of the contents of such report. The Asbestos Reports are hereby accepted and approved by Tenant. Tenant acknowledges that Landlord has not made any representations or warranties as to the content, accuracy or completeness of the Asbestos Reports, and that Landlord has merely provided the Asbestos Reports for the information of Tenant. Notwithstanding the foregoing, Landlord represents and warrants that to Landlord's current actual knowledge, without any independent investigation or inquiry, the asbestos located in the "xerox/storage room" within the Building, as referred to in the Asbestos Reports, has been removed; provided, however, that if such asbestos has not in fact been removed and is discovered in the Premises, then Landlord shall, at Landlord's cost, promptly cause such asbestos to be removed, and such removal shall be performed in a manner so as to cause as little interference with Tenant's use of the Premises as is reasonably possible. Tenant shall not maintain any physical contact with the affected area described in the Asbestos Reports and shall prohibit Tenant's Agents from doing the same. Tenant shall notify Tenant's Agents of the presence of asbestos and shall share copies of the Asbestos Reports with all Tenant's Agents and shall comply with all governmental laws and regulations relating to disclosure, notification and warnings with respect to the contents of the Asbestos Reports.

     30.2 Financial Statements. Upon Landlord's written request from time to
          --------------------
time (not more frequently than once per year), Tenant shall promptly furnish Landlord with certified financial statements reflecting Tenant's then-current financial condition, in such form and detail as Landlord may reasonably request; provided, however, that so long as the stock of Tenant is traded on a national exchange, Tenant may furnish an annual report instead of financial statements.

     30.3 References. All personal pronouns used in this Lease, whether used in
          ----------
the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. The use herein of the words "including" or "include" when following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation", or "but not limited to", or words of similar import) is used with reference thereto. All references to "mortgage" and "mortgagee" shall include deeds of trust and beneficiaries under deeds of trust, respectively. All Exhibits referenced herein and attached to this Lease are hereby incorporated in this Lease by this reference. The captions preceding the Sections and Articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

     30.4 Successors and Assigns. The terms, covenants and conditions contained
          ----------------------
in this Lease shall bind and inure to the benefit of Landlord and Tenant and except as otherwise provided herein, their respective personal representatives and successors and assigns; provided, however, that upon the sale, assignment or transfer by Landlord (or by any subsequent Landlord) of its interest in the Building as owner or lessee, including any transfer upon or in lieu of foreclosure or by operation of law, Landlord (or subsequent Landlord) shall be relieved from all subsequent obligations or liabilities under this Lease, and all obligations subsequent to such sale, assignment or transfer (but not any obligations or liabilities that have accrued prior to the date of such sale, assignment or transfer) shall be binding upon the grantee, assignee or other transferee of such interest. Any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such subsequent obligations and liabilities.

     30.5 Severability. If any provision of this Lease or the application
          ------------
thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall remain in effect and shall be enforceable to the full extent permitted by law.

     30.6 Construction. This Lease shall be governed by the and construed in
          ------------
accordance with the laws of the State of California applicable to leases of real property made and entirely performed in California. Any actions or proceedings brought under this Lease, or with respect to any matter arising under or out of this Lease, shall be brought and tried only in courts located in the City and County of San Diego, California (excepting appellate courts).

     30.7 Integration. The terms of this Lease (including the Exhibits hereto)
          -----------
are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement, arrangement, understanding or negotiation (whether oral or written). The parties further intend that this Lease constitutes the complete and exclusive statement of its terms, and no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Lease. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Building Real Property, or any other portion of the Project or this Lease except as expressly set forth herein. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not restricted for or against any party.

     30.8 Surrender. Upon the expiration or sooner termination of the Term,
          ---------
Tenant will quietly and peacefully surrender to Landlord the Premises in the condition in which they are required to be kept as provided in Articles 10 and 11, ordinary wear and tear excepted. Upon expiration or earlier termination of this Lease, Tenant shall, immediately upon request of Landlord, execute, acknowledge and deliver to Landlord a recordable deed quitclaiming to Landlord any interest of Tenant in the Premises, the Building Real Property and this Lease.

     30.9 Quiet Enjoyment. Upon Tenant paying the Rent and Additional Charges
          ---------------
and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term; subject, however, to the provisions of this Lease and to any mortgages or ground or underlying leases referred to in Article 13.

     30.10 Holding Over. If Tenant shall hold over after the expiration of the
           ------------
Term, Tenant shall pay Rent equal to one hundred fifty percent (150%) of the Rent payable during the final full lease year (exclusive of abatements, if any), together with an amount reasonably estimated by Landlord for the monthly Additional Charges payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable (but expressly excluding all renewal or extension rights). No holding over by Tenant after the Term shall operate to extend the Term. In the event of any holding over without Landlord's prior written consent, Tenant shall indemnify Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Premises commencing upon or after the expiration of the Term. Any holding over with Landlord's written consent shall be construed as a tenancy at sufferance or from month to month, at Landlord's option. Any holding over without Landlord's written consent shall entitle Landlord to reenter the Premises as provided in Article 20, and to enforce all rights and remedies provided by law or this Lease.

     30.11 Time of Essence. Time is of the essence of each and every provision
           ---------------
of this Lease.

     30.12 Broker's Commissions. Each party represents and warrants to the
           --------------------
other that it has not entered into any agreement or incurred or created any obligation which might require the other party to pay any broker's commission, finder's fee or other commission or fee relating to the leasing of the Premises, except for an agreement by Landlord to pay Node Com, Inc. a commission of four percent (4%) of the net aggregate rent for the first five (5) years of the Term and two percent (2%) of the net aggregate rent for years six (6) through ten
(10) of the Term, with fifty percent (50%) of such commission payable upon Landlord's approval of Tenant's Construction Documents pursuant to Section 31.2 above and the other fifty percent (50%) payable on or before January 1, 2000. Each party shall indemnify, defend and hold harmless the other and the other's constituent partners and their respective officers, directors, agents and employees from and against all claims for any such commissions or fees made by anyone claiming by or through the indemnifying party, except for the broker named above in this Section 30.12.

     30.13 No Merger. The voluntary or other surrender or termination of this
           ---------
Lease by Tenant, or mutual cancellation thereof shall not work a merger, but, at Landlord's sole option, shall either terminate all existing subleases or subtenancies or shall operate as an assignment to Landlord or all such subleases or subtenancies. Tenant agrees that in the event Tenant becomes the owner of the Building Real Property, Tenant's leasehold hereunder shall not then or thereafter merge with the fee estate and Tenant hereby irrevocably surrenders any right to effect such merger and this Lease shall continue in full force and effect.

     30.14 Consents. Unless otherwise expressly provided in this Lease, all
           --------
consents and approvals to be given by Landlord or Tenant shall not be unreasonably withheld, conditioned or delayed.

     30.15 Survival. All of Tenant's and Landlord's covenants and obligations
           --------
contained in this Lease which by their nature might not be fully performed or capable of performance before the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. No provision of this Lease providing for termination in certain events shall be construed as a limitation or restriction of Landlord's or Tenant's rights and remedies at law or in equity available upon a breach by the other party of this Lease.

     30.16 Amendments. No amendments or modifications of this Lease or any
           ----------
agreements in connection therewith shall be valid unless in writing duly executed by both Landlord and Tenant. No amendment to this Lease shall be binding on any mortgagee of Landlord (or purchaser at any foreclosure sale) unless such mortgagee shall have consented thereto in writing.

     30.17 Attorneys' Fees. If Landlord becomes a party to any litigation not
           ---------------
initiated by Tenant concerning this Lease, the Premises or the Building Real Property by reason of any act or omission of Tenant or its authorized representatives, and not by reason of Landlord's own act or omission or any act or omission of Landlord's authorized representatives, Tenant shall be liable to Landlord for reasonable attorneys' fees and court costs incurred by Landlord in the litigation.

     If either party commences an action against the other party arising out of or in connection with this Lease, or institutes any proceeding in a bankruptcy or similar court which has jurisdiction over the other party or any or all of its property or assets, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and court costs.

     30.18 Arbitration of Disputes.
           -----------------------

     (a) If arbitration is expressly provided for in this Lease as a dispute resolution procedure, the arbitration shall be conducted as provided in this Article, except as otherwise provided in this Lease. All proceedings shall be conducted according to the Commercial Arbitration Rules of the

American Arbitration Association (the "AAA"), or its successor organization, except as hereinafter provided. No action at law or in equity in connection with any such dispute shall be brought until arbitration hereunder shall have been waived, either expressly or pursuant to this Article. The judgment upon the award rendered in any arbitration hereunder shall be final and binding on both parties hereto and may be entered in any court having jurisdiction thereof.

           (b) During an arbitration proceeding pursuant to this Article, the parties shall continue to perform and discharge all of their respective obligations under this Lease, except as otherwise provided in this Lease.

           (c) Unless arbitration is specified as a dispute resolution procedure as to a particular dispute hereunder, disputes under this Lease shall not be resolved by arbitration unless both parties agree in writing to do so, and disputes shall be resolved as otherwise provided by law. Any controversy or claim arising out of or relating to this Lease which involves less than $50,000 or which relates to a denial of any consent or approval shall be resolved by arbitration, upon the request of either party.

           (d) All disputes that may be arbitrated in accordance with this Article shall be raised by notice to the other party, which notice shall state with particularity the nature of the dispute and the demand for relief, making specific reference by article number and title of the provisions of this Lease alleged to have given rise to the dispute. The notice shall also refer to this Article and shall state whether or not the party giving the notice demands arbitration under this Article. If no such demand is contained in the notice, the other party against whom relief is sought shall have the right to demand arbitration under this Article within ten (10) Business Days after such notice is received. Unless one of the parties demands arbitration, the provisions of this Article shall be deemed to have been waived with respect to the dispute in question.

           (e) The notice specified in Paragraph (d) above shall identify the arbitrator to act on the notifying party's behalf. The arbitrator shall be a person who has demonstrated at least ten (10) years of experience in commercial real estate matters and, in particular, the subject matter of the dispute in question. Within ten (10) Business Days after receipt of the notice of arbitration, the other party shall notify the first party of the identity of the arbitrator to act on such other party's behalf, which arbitrator shall be similarly qualified. If such party fails to identify its arbitrator within ten
(10) Business Day period, the arbitrator named by the notifying party shall be the only arbitrator to resolve the dispute. If two (2) arbitrators are chosen pursuant to the foregoing, they shall meet within ten (10) Business Days after the second arbitrator is appointed and, if within ten (10) Business Days after such first meeting the two arbitrators shall be unable to agree promptly upon a resolution of the dispute, they shall appoint a third arbitrator, who shall be similarly qualified. In the event they are unable to agree upon such appointment within five (5) Business Days after expiration of such ten (10) day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of ten (10) Business Days. If the parties do not so agree, either party, on behalf of both, may request appointment of such a qualified person by the AAA. If the AAA shall refuse or be unable to provide such selection, the arbitrator shall be appointed by any successor organization providing substantially the same services, and in the absence of such an organization, by the Presiding Judge of the California Superior Court for the City and County of San Diego. The arbitrator(s) so selected shall resolve the dispute. The arbitration proceedings shall take place at a mutually acceptable location in the City and County of San Diego.

           (f) When resolving any dispute, the arbitrators shall apply the pertinent provisions of this Lease without departure therefrom in any respect. The arbitrators shall not have the power to change any of the provisions of this Lease, but this Article shall not prevent in any appropriate case the interpretation, construction and determination by the arbitrators of the applicable provisions of this Lease to the extent necessary in applying the same to the matters to be determined by arbitration.

           (g) Except as otherwise expressly provided in this Lease, the cost of the arbitration, including reasonable attorneys' and expert witness fees, shall be borne by the unsuccessful party (as determined by the arbitrators).

         30.19 Relocation of Tenant. [Intentionally deleted].
               --------------------

         30.20 Business Days. For purposes of this Lease, the term "Business
               -------------
Day" shall mean any day that is not a Saturday or Sunday and is not any of the following days: New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving, or Christmas Day.

     31. Design and Construction Process for Initial Tenant Improvements.
         ---------------------------------------------------------------

         31.1 Tenant's Design Development Documents. Landlord will provide
              -------------------------------------
Tenant with base building plans and drawings for the Building and any other plans in Landlord's possession, including any CAD drawings of the Building and drawings of the Building's mechanical and electrical systems. Tenant will prepare for review by Landlord two complete sets of Tenant's Design Development Documents consisting of drawings, details, outlines, specifications and other documents to fix and describe the size and character of the Premises with respect to architectural, structural, mechanical, electrical and fire safety systems, materials and such other components as may be appropriate; such documents shall indicate material finishes, heat load requirements of Tenant-supplied equipment and such other specialty systems and components as Landlord reasonably will request.

     31.2 Tenant's Construction Documents. Within ten (10) business days of
          -------------------------------
Landlord's receipt of Tenant's Design Development Documents, Landlord will review those documents. Based upon such review Landlord may order reasonable modifications to any of Tenant's Design Development Documents, which modifications will be made by Tenant in accordance with Landlord's direction and will be incorporated in Tenant's Construction Documents to be prepared by Tenant; except that if Tenant reasonably cannot make any such modification regarding a reasonable improvement included by Tenant in Tenant's Documents in good faith, and if such modification would have a material adverse impact on the operation of Tenant's business or Tenant's costs for the initial build out of the Premises, then Tenant shall have the right to terminate this Lease effective upon fifteen (15) days prior written notice to Landlord, unless Landlord withdraws the modification order by delivering notice of such withdrawal to Tenant prior to such termination date. Tenant will prepare for review by Landlord two complete sets of Tenant's Construction Documents consisting of drawings and specifications setting forth in complete detail the final requirements for the construction of the Premises. Landlord will complete its review of Tenant's Construction Documents within ten (10) business days of receipt of those documents. Based upon such review Landlord may order reasonable modifications to any of Tenant's Construction Documents and the modifications will be made by Tenant in accordance with Landlord's direction within fifteen
(15) business days of request by Landlord; except that if Tenant reasonably cannot make any such modification regarding a reasonable improvement included by Tenant in Tenant's Documents in good faith, and if such modification would have a material adverse impact on the operation of Tenant's business or Tenant's costs for the initial build out of the Premises, then Tenant shall have the right to terminate this Lease effective upon fifteen (15) days prior written notice to Landlord, unless Landlord withdraws the modification order by delivering notice of such withdrawal to Tenant prior to such termination date.

     31.3 Applicable Law: Budgetary Constraints. Tenant's Design Development
          --------------
Documents and Tenant's Construction Documents are herein occasionally collectively called "Tenant's Documents." All Tenant's Documents will conform with applicable federal, state and local law (including without limitation The Americans With Disabilities Act of 1990 and its implementing regulations, as amended or supplemented from time to time) and with Building and Project plans and specifications. It will be the responsibility of Tenant to prepare and submit Tenant's Documents that fall within Tenant's budgetary constraints (if any). Any redesign made necessary by the failure of Tenant's documentation to fall within Tenant's budgetary constraints, and any resulting delay therefrom, will be the sole responsibility of Tenant. Landlord will not be responsible for any failure of bidder's estimates to fall within Tenant's budgetary constraints.

     31.4 Requirements of Tenant's Documents. Tenant's Documents will be
          ----------------------------------
completely and fully coordinated. Tenant's Documents will also Illustrate all relevant existing site conditions and will include all work necessary to achieve a Certificate or Statement of Occupancy for the Premises. Tenant's Documents will be signed and sealed by an architect or professional engineer (where applicable), licensed and registered in the State of California. All costs and expenses incurred by Tenant in connection with Tenant's Documents may be paid from the T.I. Allowance.

     31.5 Contractors/Bidding Procedures. Landlord and Tenant will agree on a
          ------------------------------
list of mutually acceptable contractors who will be asked to submit bids for the demolition of the existing tenant improvements (as may be necessary) and construction of the Tenant Improvements. Upon receipt of the bids, Tenant will select the contractor from the agreed upon list. The selected bid need not be the low bid.

     31.6 Construction. Tenant's contractor will comply with reasonable
          ------------
construction rules made by Landlord and will coordinate its work with any other work being undertaken at the Project. The Tenant Improvements will be constructed in accordance with Tenant's Documents. Tenant diligently will pursue the demolition of the existing tenant improvements (as may be necessary) and the construction of the Tenant Improvements in a lien free, good and workmanlike manner in accordance with generally accepted construction practices until all of the work has been completed, subject to Section 31.9.

     31.7 Disbursement of T.I. Allowance. Landlord will disburse the T.I.
          ------------------------------
Allowance within thirty (30) days after receipt of invoices that have been approved by Tenant for work that has been completed, less a ten percent (10%) retention (the aggregate amount of such retentions referred to herein as the "Final Retention"). Subject to the terms of this Lease, Landlord shall deliver to Tenant the Final Retention within five (5) Business Days following the substantial completion of construction of the Tenant Improvements in the Premises, provided that (i) Landlord has no reasonable basis to believe that the Tenant Improvements have not been constructed in accordance with the terms of this Lease, and (ii) Tenant's architect delivers to Landlord a certificate, in a form acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed and the Premises are ready for occupancy in accordance with Tenant's Documents. If the cost of the Tenant Improvements is less than the T.I. Allowance, the difference shall be retained by Landlord.

     31.8 Access/Landlord's Approval. Landlord will be entitled (but will not be
          --------------------------
obligated) to inspect the Tenant Improvements for the Premises under construction and upon completion, at reasonable times and intervals, for the purpose of determining that the work is being constructed in accordance with Tenant's Documents and the provisions of this Lease. No approval by Landlord or Landlord's architect or engineer of any drawings, plans or specifications which are prepared in connection with construction of improvements in the Premdises will constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such drawings, plans or specifications, or the improvements to which they relate, for any use, purpose or condition, but such approval will merely be the consent of Landlord to the construction or installation of improvements in the Premises according to such drawings, plans or specifications.

     31.9 Construction. Tenant may commence construction of the Tenant
          ------------
Improvements for the Premises at any time on or after Landlord allows Tenant access to the Premises in accordance with Article 3 above.

     32. Extension Option.
         ----------------

         32.1 Tenant Option. Tenant shall have two (2) options to extend the
              -------------
Term of this Lease each for an additional period of five (5) years (individually, an "Extension Term," and collectively, "Extension Terms") which will commence on the day following the last day of the Term, or the last day of the first Extension Term, if exercised. The option for each Extension Term may be exercised by Tenant only by written notice (the "Extension Exercise Notice") given to Landlord not earlier than the date which is twelve (12) months prior and not later than the date which is at least nine (9) months prior to the expiration of the period of the Term, or the expiration of the period of the first Extension Term, if exercised (the "Extension Exercise Date"). Except as stated below in this Article, all of the terms and conditions of this Lease in effect immediately prior to the commencement of an Extension Term shall equally pertain in all respects to that Extension Term.

         32.2 Extension Rent. The Rent and Additional Charges during each
              --------------
extension period will be the Market Rental Value of the Premises (as defined and determined pursuant to Section 32.3) for that period.

         32.3 Rent Notice by Landlord. The Market Rental Value as determined by
              -----------------------
Landlord will be designated by notice to Tenant ("Landlord's Notice") pursuant and subject to Section 32.4 no later than eight (8) months prior to expiration of the period of the Term or the expiration of the period of the first Extension Term, if exercised.

         32.4 Fair Market Value Rent. The Market Rental Value of the Premises
              ----------------------
will be the fair market rent and all additional charges and additional rent for the Premises determined as of the date of Landlord's Notice, taking into consideration the rental rates then being obtained by Landlord for comparable space in the Project and the rates being obtained by other landlords in other projects in the Sorrento Valley / Sorrento Mesa area of San Diego, California of the same approximate age, quality, condition and level of amenities, as adjusted on account of pertinent differences such as the heights of the floors in question, incentives for initial occupancy such as free rent, existing lease takeover and assumption costs, interruption in occupancy, brokerage commissions and demolition and improvement costs and allowances (or the inapplicability of such incentives in the case of renewals or extensions), size of space, length of term and anticipated commencement date with respect to such renewal and any other economic concessions; provided, however, that in no event shall the Market Rental Value be less than the Rent in effect under this Lease immediately prior to the commencement of the applicable Extension Term. Landlord's determination of Market Rental Value shall be final and binding unless Tenant, within thirty
(30) calendar days and by notice to Landlord, withdraws its exercise of the extension option or gives notice to Landlord that it will, and promptly thereafter does submit such determination of Market Rental Value to arbitration pursuant to Section 30.18 of this Lease. In the event of such submission, the Market Rental Value shall be determined by the arbitrators, whose determination shall be based upon the same factors set forth in this Section.

         32.5 Effect of Default. If Tenant is in default during the time period
              -----------------
when it may otherwise exercise an option, then any attempt to exercise such option while such default is continuing shall be null, void, and of no force or effect. If Tenant exercises an option and if Tenant is in default at any time after exercise of such option or on the first day for commencement of the applicable Extension Term, then the exercise of such option by Tenant shall be null, void, and of no force or effect. If Tenant has been in default in payment of any sum required by this Lease where a late charge has become due under this Lease for more than three times during the prior twelve-month period, then the options to extend the Term set forth in this Article shall be canceled and shall be of no force or effect. No condition of the Premises, including, without limitation, any alteration or improvement made by Tenant, oral intention expressed by Tenant or detrimental reliance by Tenant on any statement, act, or omission by Landlord shall vest any rights in Tenant for exercise of the options set forth herein or to possess the Premises during any period set for extension of the Term in such options, or stop Landlord from eviction of Tenant after the end of the Term of this Lease then in effect, or give rise to any equitable defense to such eviction. Tenant hereby waives any and all equitable remedies with respect to the options set forth herein unless Tenant has complied in all respect with the written notice requirements set forth herein. The sole and exclusive method for exercise of the options set forth herein shall be delivery of the written notice called for herein by Tenant to Landlord on a timely basis. Landlord and Tenant hereby agree that time is of the essence with respect to delivery of any notice of exercise by Tenant to Landlord. The date for delivery of any notice required or permitted in the options set forth herein shall be determined by the provisions for delivery of notice contained in this Lease. In the event the Tenant has multiple options to extend or renew this Lease, a later option cannot be exercised unless the prior option to extend has been exercised.

     33. Right of First Offer Space. During the Term, but not during any
         --------------------------
Extension Term, if any space on the ground floor of the Building or directly above the Premises on the second floor of the Building as depicted on Exhibit "E" attached hereto ("First Offer Space") becomes vacant and available, Landlord may first offer such First Offer Space to any other tenants currently in the Building as of the Commencement Date, and if there are no such tenants or if such tenants do not agree to lease the First Offer Space, Landlord shall notify Tenant in writing and shall offer the First Offer Space to Tenant at the rent described below, subject to the terms set forth herein. Tenant's right to lease the First Offer Space shall be an ongoing right and shall be subordinate to any existing rights, including without limitation, any extension rights, to lease such space currently held by existing tenants in the Project. If Tenant, within five (5) Business Days after receipt of Landlord's notice, indicates in writing its agreement to lease all (but not a part) of the First Offer Space specified in Landlord's notice, and Tenant is not in default under the Lease, such First Offer Space shall be included within the Premises and leased to Tenant pursuant to the provisions of this Lease. If Tenant does not indicate within five (5) Business Days its agreement to lease such First Offer Space, Landlord shall thereafter have the right to lease such First Offer Space or part of it to a third party upon such terms as Landlord, in its sole discretion, shall deem appropriate and Tenant's right of first offer as to such First Offer Space (but not any other First Offer Space that may become available during the initial
Term) shall terminate and be of no further force or effect. Tenant acknowledges that this Article permits Landlord to hold open and offer for rent the First Offer Space to a third party, subject to the limitations of this Article, and that this Article does not grant to Tenant an option. If Tenant elects in writing to exercise its right to lease any First Offer Space, this Lease shall become applicable to such First Offer Space upon the date Landlord delivers possession of the First Offer Space to Tenant. The date on which the First Offer Space becomes part of the Premises under the terms of this Article shall be referred to herein as the "First Offer Space Commencement Date." The rent and additional charges for the First Offer Space shall commence to accrue on the First Offer Space Commencement Date and shall be the fair market rent and additional charges determined as of the estimated First Offer Space Commencement Date then being obtained by Landlord for comparable space in the Project; provided, however, that in no event shall the rent for the First Offer Space be less than the then current Rent applicable with respect to the Premises. The additional rentable square feet within the First Offer Space shall be added to the Premises in determining Tenant's Building Share and Tenant's Project Share. Following the First Offer Space Commencement Date, the requirements and conditions of this Lease, including the Expiration Date, shall apply to the First Offer Space. Any termination of this Lease terminates all rights under this Article. Tenant's rights under this Article are personal to the original Tenant and may be exercised only by the original Tenant while occupying all of the Premises. Any assignment or subletting by Tenant of this Lease or of all or a portion of the Premises (even if such assignment or subletting does not require the consent of Landlord or is approved by Landlord) terminates Tenant's rights under this Article, unless Landlord consents to the contrary in writing at the time of such subletting or assignment.

     34. Signage. Tenant shall not erect or maintain any temporary or permanent
         -------
sign on or about the Premises, the Building, or the Project, or visible from the Common Areas or exterior, without obtaining prior written approval from Landlord, which may be granted or withheld in Landlord's sole and absolute discretion. Any request for approval of a sign shall be made in such detail as Landlord shall reasonably request. Landlord shall, upon the request of Tenant and at Tenant's expense, identify Tenant's business name on the monument sign located outside the Building, and Landlord shall, at Landlord expense, identify Tenant's business name at the interior suite entrance to the Premises and on the directory board for the Building. All signs, whether erected by Landlord or Tenant, shall conform to Landlord's building standard signage (except as otherwise approved in writing by Landlord) and to all laws, ordinances, rules, regulations, permits, covenants, conditions, restrictions, and easements pertaining to signs. In the event of a violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant. Tenant shall remove all approved signs which it has erected upon the termination of the Lease and repair all damage caused by such removal. Tenant shall have the right to use its standard graphic on the sign provided at the entrance to the Premises.

     35. Landlord's Warranties and Representations. Landlord warrants and
         -----------------------------------------
represents to Tenant that: (a) Landlord is a duly formed and validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in the State of California; (b) the Lease has been duly authorized, executed and delivered by Landlord and is the legal, valid and binding obligation of the Landlord; (c) no consent is required for the execution and delivery of the Lease and the leasing of the Premises by Landlord to Tenant that has not been obtained; (d) there are no ground leases, mortgages or deeds of trust affecting the Project or any part thereof other than such mortgages and deeds of trust of which Landlord has informed Tenant prior to the Commencement Date; (e) to Landlord's current actual knowledge, without any independent investigation or inquiry, there are no Hazardous Materials located within the Premises or the Building as of the date of the Lease other than those which have been disclosed to Tenant in writing; and (f) to Landlord's current actual knowledge, without any independent investigation or inquiry, the building and its systems are designed or have been modified to operate prior to, during and after the year 2000 without error relating to or arising out of date data.

     36. Access. Tenant and Tenant's customers and vendors shall have access to
         ------
the Premises 24 hours per day, 7 days per week, and 365 days per year. Tenant, and to the extent applicable Tenant's customers and vendors, shall have access 24 hours per day, 7 days per week, and 365 days per year to the Building Common Areas, the Project Common Areas and all of Tenant's equipment (including without limitation, the Generator Equipment, the HVAC Equipment, conduits and antennas and power and telephone closets serving the Premises, and the parking area at the Project) without prior notice to Landlord; except that Tenant shall use reasonable efforts to notify a security agent of Landlord prior to accessing any area other than the Premises that is not generally open to tenants of the Building at the time of access, and only if such security agent is unable to respond quickly enough to avoid material adverse harm to Tenant's business operations then Tenant shall have the right to enter such area without the accompaniment or consent of the security agent.

     37. Confidentiality. If Landlord obtains access to any confidential
         ---------------
information of Tenant concerning Tenant's business, finances, facilities, operations, plans, customers, proprietary software, technology and products, which Landlord understands or reasonably should understand to be such ("Confidential Information"), Landlord shall not use in any way, for its own account or the account of any third party, except as expressly permitted by this Lease, nor disclose to any third party (except as required by law or to its attorneys, accountants and other advisors and mortgagees and prospective purchasers of the Premises as reasonably necessary and who are notified of this confidentiality restriction), any such Confidential Information.

     IN WITNESS WHEREOF, Landlord and Tenant have each caused their duly authorized representative to execute this Lease on their behalf as of the date first above written.


LANDLORD:                                   TENANT:
---------                                   ------

SAN DIEGO TECH CENTER, LLC,                 INFLOW, INC., a Delaware corporation
a Delaware limited liability company

                                            By: /s/ Arthur H. Zeile
By:  San Diego Realty Fund 5, LLC,             -----------------------------
     a California limited liability
     company, Its Administrate Member       Arthur  H. Zeile, President & C.E.O.
                                            ------------------------------------
                                            [Printed Name Title]


     By:                                    /s/ Nancy B. Printe
        ----------------------------        ------------------------------------
        Its: Manager                        Nancy B. Printe, Assistant Secretary
                                            ------------------------------------
                                            [Printed name and Title]

                                   EXHIBIT A

                                  Floor Plan

                                   EXHIBIT B

                                   Site Plan

                                   EXHIBIT C

                             RULES AND REGULATIONS
             ATTACHED TO AND MADE A PART OF OFFICE BUILDING LEASE
      (Capitalized terms shall have the meaning set forth in the Lease.)


     1. Parking-General. Subject to compliance with the rules and regulations
        ---------------
set forth below in paragraph 2, so long as the Lease to which this Exhibit D is attached remains in effect, Tenant or persons designated by Tenant shall be entitled to non-exclusive use of unreserved surface parking areas located at the Project. All persons utilizing the Project parking facilities shall comply with the rules and regulations set forth below. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the Project parking as it deems necessary. Landlord may refuse to permit any person who violates the rules and regulations to park in the Project parking facilities. Any violation of this Parking Agreement shall subject the violator's car to removal from the Project parking facilities at the violator's expense.

     2. Parking-Rules and Regulations.
        -----------------------------

        (a) Cars must be parked entirely within the stall lines painted on the floor.

        (b)  All directional signs and arrows must be observed.

        (c)  The speed limit shall be 5 miles per hour.

        (d)  Parking is prohibited:

             (1)  In areas not striped for parking;

             (2)  In fire lanes;

             (3)  Where "no parking" signs are posted;

             (4)  In cross-hatched areas; and

             (5)  In such other areas as may be designated by Landlord.

        (e) Every parker is required to park and lock his or her own car. All responsibility for theft and/or damage to cars, other personal property or persons is assumed by the parker.

        (f) No more than one vehicle may be parked in any one parking space. Washing, waxing, cleaning or servicing of any vehicle by a parker and/or his agents is prohibited.

        (g) Tenant shall acquaint all its officers and employees with these rules and regulations.

     3. Asbestos.
        --------

     (a) Tenant has been provided with the Asbestos Reports described in Section
30.1 of the Lease. The reports contain a management plan and procedures.

     (b) It is important to the health and safety of everyone in the Project that the procedures described in the management plan and in the Asbestos Reports be strictly followed. If Tenant has reason to believe that anyone is not following these procedures, that there is asbestos in any area of the Building or Project not indicated in the Asbestos Reports, or that any asbestos containing materials have been damaged, Tenant shall immediately contact Landlord or its property manager. Tenant shall not fail to follow the attached procedures in any way and must obtain the property manager's approval as to any work to be done by Tenant or any of Tenant's Agents if the work involves any procedures to be done in any area containing asbestos. The property manager may withhold consent to any such work if the property manager is of the opinion that the work may create a danger to the employee, or others in the Building or Project. Stoppage of work shall occur only for imminent dangers and work shall recommence only when Tenant adopts procedures appropriate to mitigate such dangers in accordance with the Asbestos Reports.

     4. Miscellaneous.
        -------------

        (a) No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the Building (other than the Premises, if not visible from the exterior of the Building) without the written consent of Landlord, first had and obtained, and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. All signs or lettering on doors shall conform to Landlord's sign criteria for the Building. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

                                  Exhibit C-1

     (b) Tenant shall not alter any lock or install any new or additional locks or any bolts on any door of the Premises without obtaining the prior express written consent of Landlord which consent shall not be unreasonably withheld.

     (c) Toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant or those employees or invitees of Tenant who shall have caused it.

     (d) Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

     (e) Except as provided in the Lease, Tenant shall not use or keep in the Premises any flammable or combustible fluid or material, including, but not limited to, kerosene or gasoline and shall not use any method of heating or air conditioning other than that supplied or installed by Landlord.

     (f) Upon the termination of its tenancy, Tenant shall deliver to Landlord the keys for all offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

     (g) Tenant shall not lay linoleum, tile, carpet or any other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner, without obtaining the prior express written consent of Landlord which consent shall not be unreasonably withheld. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant, or by the contractors, employees or invitees of Tenant who caused the damage.

     (h) Landlord reserves the right to exclude or expel from the Buildings any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Project.

     (i) Landlord shall have the right, after prior notice to Tenant, to change the name and the street address of the Building of which the Premises are a part.

     (j) Tenant shall not disturb, solicit, or canvas any occupant of the Building or Project and shall cooperate to prevent same.

     (k) Without the written consent of Landlord, Tenant shall not use the name of the Building or the Project in connection with or in promotion or advertising of the business of Tenant except as Tenant's address.

     (l) All exterior window coverings, whether curtains, blinds or otherwise, used by Tenant shall be approved in writing by Landlord. Landlord intends that all window coverings in the Project be uniform and standard in color, texture and appearance and Tenant shall have no right to deviate from or change the exterior window coverings approved by Landlord.

     (m) Tenant shall comply with all documents, instruments and covenants recording against the Project, including, without limitation, the covenants, conditions and restrictions of the Lusk/Mira Mesa Industrial Park, a copy of which has been received and reviewed by Tenant.

                                  Exhibit C-2

                                   EXHIBIT D

                              Generator Equipment
                              -------------------

                                   EXHIBIT E

                               First Offer Space
                               -----------------